Filed Pursuant to Rule 424(b)(3)
Registration No. 333-147600

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 10, 2009)

US$10,000,000,000

Queensland Treasury Corporation

(A corporation constituted under the laws of the State of Queensland)

Medium-Term Notes, Series A

Due from 9 Months to 30 Years from the Date of Issue

Guaranteed By

The Treasurer on behalf of The Government of Queensland

Terms:    We plan to offer and sell notes with various terms, including the following:

•	Ranking as our senior indebtedness

•	Stated maturities of 9 months to 30 years from date of issue

•	Redemption and/or repayment provisions, whether mandatory, at our option, or at your option or none at all

•	Payments in U.S. dollars or one or more foreign currencies

•	Minimum denominations of US$100,000 or other specified denominations for foreign currencies

•	Book-entry (through The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)), or certificated form

•	Interest payments on the fixed rate notes on an annual or semiannual basis

•	Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

•	Guaranteed unconditionally as to principal and interest by the Treasurer on behalf of the Government of Queensland

Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

•	Australian BBSW Rate

•	Commercial paper rate

•	Federal funds effective rate

•	SOFR

•	Prime rate

•	Treasury rate

•	Any other interest basis or interest rate formula as may be specified in the applicable pricing supplement

•	Interest or principal payments by reference to a formula or index

We will specify the final terms for each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell the notes to the dealers as principals for resale at varying or fixed offering prices or through the dealers as our agents. Unless otherwise agreed between us and the relevant dealer and specified in the applicable pricing supplement, the price to the public for the notes will be 100% of the principal amount. If we sell the notes through the dealers, as agents, we may pay the dealers certain fees or commissions which, if applicable, will be disclosed in the applicable pricing supplement. We may also sell the notes without the assistance of the dealers (whether acting as principal or as our agent).

If we sell other securities referred to in the accompanying prospectus in the United States, however, the aggregate principal amount of notes that we may offer and sell in the United States under this prospectus supplement may be reduced.

The notes are being offered on a continuing basis by us through the dealers. Each dealer has agreed to use best efforts to solicit offers to purchase the notes. The notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement. You cannot be assured that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for the notes.

Deutsche Bank Securities

ANZ Securities

BofA Securities

Citigroup

Commonwealth Bank of Australia

Daiwa Capital Markets

J.P. Morgan

nabSecurities, LLC

RBC Capital Markets

TD Securities

UBS Investment Bank

The date of this prospectus supplement is January 18, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or contained in this prospectus supplement and the accompanying prospectus. Neither we nor any dealer has authorized anyone else to provide you with different or additional information. Neither we nor any dealer is making an offer of these notes in any state of the United States or any other jurisdiction where the offer is not permitted. You should not assume that the information in the accompanying prospectus, this prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of those documents.

INTRODUCTORY STATEMENT

The notes offered by any pricing supplement, this prospectus supplement and the accompanying prospectus constitute a separate series of our securities being offered by us from time to time and registered under Registration Statement No. 333—147600 which we and the Government of Queensland have filed with the SEC under the United States Securities Act of 1933, as amended (the “Securities Act”).

The distribution of this prospectus supplement and the accompanying prospectus and the offering or the sale of the notes in certain jurisdictions may be restricted by law. Persons who receive a copy of this prospectus supplement and the accompanying prospectus are required by us and the dealers to inform themselves about and observe any such restrictions. For a description of certain restrictions on offers and sales of notes and on distribution of this prospectus supplement and the accompanying prospectus, see “Plan of Distribution of Notes—Selling Restrictions” in this prospectus supplement and “Description of Securities and Guarantee—Selling Restrictions” in the accompanying prospectus.

Neither the dealers nor their related bodies corporate, and/or their directors, officers, employees or clients act as the adviser of or owe any fiduciary or other duties to any recipient of this prospectus supplement in connection with the notes and/or any related transaction (including, without limitation, in respect of the preparation and due execution of the transaction documents and the power, capacity or authorization of any other party to enter into and execute the transaction documents). No reliance may be placed on any dealer for financial, legal, taxation, accounting or investment advice or recommendations of any sort.

Persons contemplating purchasing the notes should make their own decision as to the sufficiency and relevance for their purpose of the information contained in the prospectus supplement and any other offering documentation in respect of the notes, undertake their own independent investigation of the appropriateness of notes for them taking into account their financial and taxation circumstances, investment objectives and particular needs and take all appropriate advice from qualified professional persons as they deem necessary. Any investment decision should rely on that investigation and appraisal and not on this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, references to “dollars” and “A$” are to Australian dollars, and references to “US dollars”, “U.S. dollars” or “US$” are to United States dollars.

Important Notice for Investors in the EEA, the United Kingdom and Switzerland

This prospectus supplement is not a prospectus for purposes of the EU Prospectus Regulation.

This prospectus supplement has been prepared on the basis that any notes will only be offered to the public in a member state of the European Economic Area (the “EEA”, and each member state, a “Member State”) pursuant to an exemption under Article 1(4) of the EU Prospectus Regulation. Accordingly any person making or intending to make an offer of notes in that Member State may only do so in circumstances in which no obligation arises for the issuer or any dealer to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation, in each case, in relation to such offer. Neither the issuer nor any dealer has authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the issuer or any dealer to publish or supplement a prospectus for such offer. The expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

EU MiFID II product governance / target market – The pricing supplement in respect of any notes may include a legend entitled “MiFID II Product Governance” which, if included, will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the target market assessment; however, an EU distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any dealer subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the MIFID Product Governance Rules.

UK MiFIR product governance / target market – the pricing supplement in respect of any notes may include a legend entitled “UK MiFIR Product Governance” which, if included, will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any dealer subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.

This prospectus supplement may only be communicated to persons in the United Kingdom in circumstances where Section 21(1) of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) does not apply to the issuer. In the United Kingdom, this prospectus supplement is for distribution to and is directed only at: (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, this prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is only available to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland – This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

NOTIFICATION UNDER SECTION 309B(1)(C) OF THE SECURITIES AND FUTURES ACT 2001 OF SINGAPORE – In connection with Section 309B of the Securities and Futures Act 2001 of Singapore (as modified or amended from time to time, the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), unless otherwise specified before an offer of notes, that all notes issued or to be issued under this prospectus supplement are classified as prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

BENCHMARKS REGULATION

Amounts payable on certain floating rate notes issued under this prospectus supplement may be calculated by reference to the Australian BBSW Rate or SOFR as specified in the applicable pricing supplement and each as defined below.

As of the date of this prospectus supplement, ASX Benchmarks Limited (as administrator of the Australian BBSW Rate) is included on the register of administrators and benchmarks established and maintained by the European Securities and Markets Authority (“ESMA”) pursuant to Article 36 of the Regulation (EU) No. 2016/1011 (the “EU Benchmarks Regulation”). As of the date of this prospectus supplement, the administrator of SOFR does not appear on ESMA’s register of administrators and benchmarks under Article 36 of the EU Benchmarks Regulation. As far as the issuer is aware, (i) SOFR does not fall within the scope of the EU Benchmarks Regulation or (ii) the transitional provisions in Article 51 of the EU Benchmarks Regulation apply, such that the Federal Reserve Bank of New York (as administrator of SOFR) is not currently required to obtain recognition, endorsement or equivalence.

As of the date of this prospectus supplement, ASX Benchmarks Pty Limited (as administrator of the Australian BBSW Rate) and the Federal Reserve Bank of New York (as administrator of SOFR) are not included on the United Kingdom’s Financial Conduct Authority’s (the “FCA”) register of administrators under Article 36 of the EU Benchmarks Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Benchmarks Regulation”). As far as the issuer is aware, (i) the Australian BBSW Rate and SOFR do not fall within the scope of the UK Benchmarks Regulation, or (ii) the transitional provisions in Article 51 of the UK Benchmarks Regulation apply, such that ASX Benchmarks Pty Limited (as administrator of the Australian BBSW Rate) and the Federal Reserve Bank of New York (as administrator of SOFR) are not currently required to obtain recognition, endorsement or equivalence.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports and other information with the SEC. The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to filed documents containing that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede that information as well as the information included in this prospectus supplement. We incorporate by reference the annual reports on Form 18-K for us and the Government of Queensland for the fiscal years ended June 30, 2023 and 2022, and any future reports and amendments as filed with the SEC after the date of this prospectus supplement under Sections 13(a) and 13(c) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You may request a copy of our Form 18-K and any amendments made to it (other than any exhibits unless specifically incorporated by reference into this prospectus supplement), at no cost, by writing or telephoning us at GPO Box 1096, Brisbane, Queensland 4001, Australia, Attention: Funding and Markets Group, telephone (011) (61-7) 3842-4600.

RATINGS

Credit ratings referred to in this prospectus supplement should not be taken as recommendations by a rating agency to buy, sell or hold the notes. They may be revised, suspended or withdrawn at any time by the rating agency.

Credit ratings are for distribution only to a person (a) who is not a “retail client” within the meaning of section 761G of the Corporations Act 2001 (Cth) (the “Corporations Act”) and is also a sophisticated investor, professional investor or other investor in respect of whom disclosure is not required under Parts 6D.2 or 7.9 of the Corporations Act, and (b) who is otherwise permitted to receive credit ratings in accordance with applicable law in any jurisdiction in which the person may be located. Anyone who is not such a person is not entitled to receive this prospectus supplement and any person who receives this prospectus supplement is advised that they must not distribute it to any person who is not entitled to receive it.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, contains forward-looking statements. Statements that are not historical facts, including statements about Queensland Treasury Corporation’s and the guarantor’s beliefs and expectations, are forward-looking statements. These statements are based on current plans, budgets, estimates and projections and therefore you should not place undue reliance on them. The words “believe”, “may”, “will”, “should”, “estimate”, “continue”, “anticipate”, “intend”, “expect”, “forecast” and similar words are intended to identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and neither Queensland Treasury Corporation nor the guarantor undertakes any obligation to update publicly any of them in light of new information or future events.

Forward-looking statements are based on current plans, estimates and projections and, therefore, undue reliance should not be placed on them. Although Queensland Treasury Corporation and the guarantor believe that the beliefs and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such beliefs and expectations will prove to have been correct. Forward-looking statements involve inherent risks and uncertainties. We caution you that actual results may differ materially from those contained in any forward-looking statements.

A number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. Factors that could cause the actual outcomes to differ materially from those expressed or implied in forward-looking statements include:

•	the international and Australian economies, and in particular the rates of growth (or contraction) of the State of Queensland’s major trading partners;

•	the effects, both internationally and in Australia, of any economic downturn, as well as the effect of ongoing economic, banking and sovereign debt risk;

•	the effect of natural disasters, epidemics and geopolitical events, such as the Russian invasion of Ukraine and the Israel-Hamas conflict;

•	increases or decreases in international and Australian domestic interest rates;

•	changes in and increased volatility in currency exchange rates;

•	changes in the State of Queensland’s domestic consumption;

•	changes in the State of Queensland’s labor force participation and productivity;

•	downgrades in the credit ratings of the State of Queensland or Australia;

•	changes in the rate of inflation in the State of Queensland;

•	changes in environmental and other regulation; and

•	changes in the distribution of revenue from the Commonwealth of Australia Government to the State of Queensland.

RISK FACTORS

We and the guarantor believe that the following factors may affect ours and the guarantor’s ability to fulfill ours and the guarantor’s respective obligations under notes offered under this prospectus supplement. Most of these factors are contingencies which may or may not occur and neither we nor the guarantor is in a position to express a view on the likelihood of any such contingency occurring.

In addition, factors which are material for the purpose of assessing the market risks associated with notes offered under this prospectus supplement are also described below.

We and the guarantor believe that the factors described below represent the principal risks inherent in investing in notes offered under this prospectus supplement, but our or the guarantor’s ability to pay interest, principal or other amounts on or in connection with any notes may occur for other reasons which may not be considered significant risks by us or the guarantor based on information currently available to us or which we may not currently be able to anticipate. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference and reach their own views prior to making any investment decision.

Factors that may have an adverse impact on our ability to fulfill our obligations under notes offered under this prospectus supplement or the guarantor’s obligations under the guarantee.

A downturn in the economy of the State of Queensland could have an adverse impact on our ability to fulfill our obligations under notes offered under this prospectus supplement.

We derive the majority of our income from interest income derived from our on-lendings to Queensland State governmental bodies. The ability of these bodies to make principal and interest payments may be impacted by any materially adverse changes in the economy of the State of Queensland. If these bodies were unable to fulfill their obligations to make payments of principal and interest on on-lent funds, this may have an adverse impact on our ability to fulfill our obligations under notes offered hereby.

A downturn in the economy of the State of Queensland or Australia could have an adverse impact on the guarantor’s ability to fulfill its obligations under the guarantee.

The guarantor guarantees the payment of principal and interest when due on the notes. The guarantor’s main sources of revenue are transfers from the Commonwealth (from Goods and Services Taxation revenue) and State of Queensland taxation revenue. The guarantor receives goods and services tax grants from the Commonwealth of Australia to meet funding obligations. In addition, the State of Queensland relies on State taxation, including, among other sources of taxation, property and payroll tax. As most of these revenues are economy based, a material adverse change in the economy of the State of Queensland could result in decreased tax revenues. In addition, a material adverse change in the economy of Australia generally could have an adverse effect on the amount of transfer payments that the State of Queensland receives from the Commonwealth of Australia. Any of these events could ultimately adversely affect the ability of the guarantor to fulfill its obligations under the guarantee.

Market volatility and recent market conditions could adversely affect us and the guarantor.

The State of Queensland’s economy is affected by current global economic conditions, including regional and international rates of economic growth. Global geopolitical tensions such as the Russian invasion of Ukraine and the Israel-Hamas conflict (particularly the possibility of the conflict widening), and the direct and indirect effects of those events, including inflation, supply chain disruption, increased energy and oil prices, have significantly increased the level of macroeconomic uncertainty globally. In response to rising inflation, the Reserve Bank of Australia undertook sharp monetary tightening over 2022 and 2023. This resulted in the sharpest increase in interest rates in more than a decade. Any downturns in the global economy, whether as a result of these factors or otherwise, may lead to increased market volatility and decreased consumer confidence. The potential impact of such global economic pressure on us and the guarantor is uncertain. There can be no assurance that the State of Queensland’s economy will grow in a prolonged negative global economic climate.

Any further slowdown in the growth of the Chinese economy or a deterioration in trade relations with China, given that China is Queensland’s largest export destination, could affect us and the guarantor. In addition, the State of Queensland exports various primary products, including commodities, coal, liquefied natural gas and beef, and the prices for some of those exports are driven by global forces. Changes in global political conditions, such as the impact of Russia’s invasion of Ukraine, the Israel-Hamas conflict, the impact of the Trade and Cooperation Agreement reached between United Kingdom and the European Union, tensions between China and Taiwan, and continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere in the world, have the potential to lead to extended periods of increased political and economic uncertainty and volatility in the global financial markets.

These factors, particularly should current conditions begin to deteriorate, could materially and adversely affect the markets in ways that are difficult to predict or effectively manage. This in turn could adversely affect our business, financial condition and results of operations, as well as the guarantor.

We may be unable to access suitable funding markets when required or we may suffer a significant loss of capital.

We rely on having sufficient access to capital to conduct our business activities and fulfill our obligations under the notes. If we experience a delay in accessing appropriate funding markets, we may be unable to refinance significant loans or the notes becoming due. If we are unable to access suitable funding markets when required or suffers a significant loss of capital, this could have an adverse effect on our ability to fulfill our obligations under the notes.

Weakness or insolvency of financial institutions could impair the effectiveness of our hedging and risk management strategies.

Our exposure to counterparties in the financial services industry is relatively significant. This exposure mainly arises through our funding in capital market and investment activities. These counterparties mainly include commercial banks and investment banks. Many of these relationships expose us to credit risk in the event of default of a counterparty. In addition, our credit risk may be exacerbated when the collateral we hold is not sufficient, cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure we are due. Many of the hedging and other risk management strategies we utilize also involve transactions with financial services counterparties. The weakness or insolvency of these counterparties may impair the effectiveness of our hedging and other risk management strategies.

Climate-related events could adversely affect us and the guarantor.

Climate change may present risks arising from extreme weather events, such as, but not restricted to, severe storms, cyclones, floods, rising sea levels, droughts and fires. In recent years, extreme La Niña weather patterns and tropical cyclones have caused flooding and significant infrastructure and property damage over large parts of the State of Queensland, and persistent drought conditions have affected crop production and livestock, as well as increased the intensity and frequency of bushfires. The economic and financial implications of such events may adversely impact our and the guarantor’s financial performance and condition, and ultimately adversely affect our ability to fulfill our obligations under notes issued under this prospectus supplement and the guarantor’s ability to fulfill its obligations under the guarantee.

The transition to a low carbon economy may have complex effects.

The Queensland government, the Australian government and the governments of most of our major trading partners have adopted policies designed to significantly lower carbon emissions, including commitments to reach net zero carbon emissions by 2050 as well as interim targets such as the Australian government’s target of a 43% reduction in carbon emissions below 2005 levels by 2030. These policies include measures designed to significantly expand the use of renewable energy and to reduce the use of fossil fuels including thermal coal and gas. These measures are likely to have significant effects on the economies of Queensland and Australia, including significant new investment in renewable energy, energy storage and electricity transmission projects, but reduced demand for commodities such as thermal coal and gas that are currently significant industries in Queensland generating substantial taxes and royalties. In addition, many industries are likely to face transitional issues including adjusting the way they source and use energy, which may affect their costs and operations. The effects of this transition are complex and difficult to predict precisely. If they result in lower economic growth, this may have an adverse effect on the ability of the guarantor to fulfil its obligations under the guarantee.

Disruption of technology systems or breaches of data security may adversely impact our operations, reputation and financial position.

Many of our day-to-day operations are computer-based, and therefore the reliability and security of our information technology systems and infrastructure are essential. Technology risk may arise from events including a failure of these systems to operate effectively, an inability to restore or recover such systems in acceptable timeframes, a breach of data security, or other form of cyber-attack. These events may be wholly or partially beyond our control. Such events may result in disruption to operations, reputation damage, litigation, loss or theft of data, or regulatory investigations and penalties. This may adversely impact our financial performance and position.

Factors that investors should consider when assessing the market risks associated with notes offered under this prospectus supplement.

The notes may not be a suitable investment for all investors.

Each potential investor in the notes must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

(i)

have sufficient knowledge and experience to make a meaningful evaluation of an investment in the notes, the merits and risks of investing in the notes and the information contained or incorporated by reference to this prospectus supplement, the accompanying prospectus or any pricing supplement;

(ii)

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the notes and the impact the notes will have on its overall investment portfolio;

(iii)

have sufficient financial resources and liquidity to bear all of the risks of an investment in the notes, including where the currency for principal or interest payments is different from the potential investor’s currency (see the discussion below under “Special Provisions and Additional Risks Relating to Foreign Currency Notes” for more information regarding risks relating to foreign currency notes);

(iv)	understand thoroughly the terms of the notes and be familiar with the behavior of any relevant financial markets; and

(v)

be able to evaluate (either alone or with the help of a financial advisor) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Some notes are complex financial instruments. Sophisticated institutional investors generally do not purchase complex financial instruments as stand-alone investments. They purchase complex financial instruments as a way to reduce risk or enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in notes which are complex financial instruments unless it has the expertise (either alone or with a financial advisor) to evaluate how the notes will perform under changing conditions, the resulting effects on the value of the notes and the impact this investment will have on the potential investor’s overall investment portfolio.

Notes subject to our optional redemption may limit the market value of those notes.

Your pricing supplement will indicate either that a note cannot be redeemed prior to its stated maturity or that a note will be redeemable at our option on or after a specified date prior to its stated maturity at a specified price or prices (which may include a premium), together with accrued interest to the date of redemption. An optional redemption feature of notes may limit their market value. During any period when we may elect to redeem notes, the market value of those notes generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.

We may be expected to redeem notes when our cost of borrowing is lower than the interest rate on the notes. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the notes being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

Illiquidity may have an adverse effect on the market value of notes.

A series of notes may have no established trading market when issued, and one may never develop. If a market does develop, it may not be very liquid. Illiquidity may have an adverse effect on the market value of notes and result in price volatility.

Investors may be unable to sell their notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This inability to sell easily or at comparable prices is particularly the case for notes that are especially sensitive to interest rate, currency or market risks, are designed for specific investment objectives or strategies or have been structured to meet the investment requirements of limited categories of investors. These types of notes generally would have a more limited secondary market and more price volatility than conventional debt securities.

Changes in interest rates may adversely affect the market value of fixed rate notes.

Investments in notes that have a fixed interest rate involve the risk that subsequent changes in market interest rates may adversely affect the market value of those fixed rate notes.

Floating rate notes with a multiplier or other leverage factors may be volatile.

Notes with variable interest rates can be volatile investments. If they are structured to include multipliers or other leverage factors, or other similarly related features, their market values may be even more volatile than those of securities that do not include those features.

Credit ratings may not reflect all risks of an investment in the notes.

One or more independent credit rating agencies may assign credit ratings to the notes. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the notes. Any credit ratings downgrade could adversely affect our cost of funds and our ability to access capital markets. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Each rating should be evaluated independently of any other rating.

Regulation and reform of “benchmarks”, including LIBOR, EURIBOR, BBSW and other interest rate, equity, commodity, foreign exchange rate and other types of benchmarks, may adversely affect the value of the notes.

Interest rates and indices which are deemed to be “benchmarks” (including, among others, LIBOR, EURIBOR and BBSW) have been the subject of ongoing national and international regulatory guidance and proposals for reform. Most of these reforms are already effective while others are still to be implemented. These reforms have caused a number of “benchmarks” to disappear, while others, or their replacements, may perform differently to their predecessors, and the termination, replacement and/or reform of benchmarks may have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on any notes linked to or referencing such a “benchmark”.

In Australia, examples of reforms that are already effective include changes to the methodology for calculation of the Australian BBSW Rate, and amendments to the Corporations Act made by the Treasury Laws Amendment (2017 Measures No. 5) Act 2018 of Australia which, among other things, enable ASIC to make rules relating to the generation and administration of financial benchmarks. On June 6, 2018, ASIC designated the Australian BBSW Rate as a “significant financial benchmark” and made the ASIC Financial Benchmark (Administration) Rules 2018 and the ASIC Financial Benchmarks (Compelled) Rules 2018. On June 27, 2019, ASIC granted ASX Benchmarks Pty Limited a license to administer the Australian BBSW Rate from July 1, 2019.

The Reserve Bank of Australia (“RBA”) has also recently amended its criteria for securities to be accepted as being eligible collateral for the purposes of any repurchase agreements to be entered into with the RBA. These include a requirement that floating rate notes issued on or after December 1, 2022 referencing BBSW must contain at least one “robust” and “reasonable and fair” fallback rate for BBSW in the event that it permanently ceases to exist. The Australian Financial Markets Association (“AFMA”) published the “AFMA Fallback Language Template For Floating Rate Notes” on November 1, 2022 (the “AFMA Market Guidelines”) for voluntary use in contracts that reference BBSW to assist market participants to meet the requirements of the RBA’s updated criteria, with a view to these becoming standardised provisions for BBSW-linked floating rate bond issuances. However, market participants are not required to adopt the AFMA Market Guidelines approach where the underlying securities are not intended to be repo-eligible, which has resulted in inconsistent application. Further, reference to a specific risk-free rate (such as AONIA) as a fallback for the BBSW Rate has not yet been settled at an industry level in Australia or adopted. There is therefore risk of inconsistency in the application of potential risk-free fallback rates across different products.

In Europe, the EU Benchmarks Regulation applies, subject to certain transitional provisions, to the provision of benchmarks, the contribution of input data to a benchmark and the use of a benchmark within the EU. Among other things, it (i) requires benchmark administrators to be authorized or registered (or, if non-EU-based, to be subject to an equivalent regime or otherwise recognized or endorsed) and (ii) prevents certain uses by EU supervised entities of benchmarks of administrators that are not authorized or registered (or, if non-EU based, not deemed equivalent, recognized or endorsed).

In the UK, Regulation (EU) No 2016/1011 as it forms part of domestic law by virtue of the EUWA (the “UK Benchmarks Regulation”) among other things, applies to the provision of benchmarks and the use of a benchmark in the UK. Similarly, it prohibits the use in the UK by UK-supervised entities of benchmarks of administrators that are not authorized by the Financial Conduct Authority (the “FCA”) or registered on the FCA register (or, if non-UK based, not deemed equivalent or recognized or endorsed).

These reforms (including the EU Benchmarks Regulation and/or the UK Benchmarks Regulation, as applicable) could have a material impact on any Notes linked to or referencing a benchmark, in particular, if the methodology or other terms of the “relevant benchmark” are changed in order to comply with the requirements imposed thereunder. Such changes could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of the relevant benchmark.

More broadly, any of the international or national reforms, or the general increased regulatory scrutiny of benchmarks, could increase the costs and risks of administering or otherwise participating in the setting of a benchmark and complying with any such regulations or requirements.

The euro risk-free rate working group for the euro area has published a set of guiding principles and high level recommendations for fallback provisions in, among other things, new euro denominated cash products (including bonds) referencing EURIBOR. The guiding principles indicate, among other things, that continuing to reference EURIBOR in relevant contracts (without robust fallback provisions) may increase the risk to the euro area financial system. On May 11, 2021, the euro risk-free rate working group published its recommendations on EURIBOR fallback trigger events and fallback rates, and on May 4, 2023 it published further guidance to supplement its earlier recommendations.

It is not possible to predict with certainty whether, and to what extent, EURIBOR, BBSW, SOFR or any other benchmark will continue to be supported going forwards. This may cause EURIBOR, BBSW, SOFR or any other such benchmark to perform differently than they have done in the past and may have other consequences which cannot be predicted. The transition from the London inter-bank offered rate (“LIBOR”) to SONIA or SOFR, as applicable, from EURIBOR to €STR, from BBSW to AONIA, or from the inter-bank offered rate (IBOR) for any other currency to a new risk-free rate, or the elimination of EURIBOR, BBSW, SOFR or any other benchmark, or changes in the manner of administration of any benchmark, could require an adjustment to the conditions of the notes, or result in other consequences, in respect of any notes referencing such benchmark. Such factors may have (without limitation) the following effects on certain benchmarks: (i) discouraging market participants from continuing to administer or contribute to a benchmark; (ii) triggering changes in the rules or methodologies used in the benchmark; and/or (iii) leading to the disappearance of the benchmark. Any of the above changes or any other consequential changes as a result of international or national reforms, or other initiatives or investigations, could have a material adverse effect on the value of and return on any notes linked to, referencing, or otherwise dependent (in whole or in part) upon, a benchmark.

For instance, SOFR is a relatively new rate, and the Federal Reserve Bank of New York (the “New York Federal Reserve”) (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR (which may include withdrawing, suspending or discontinuing the calculation or dissemination of SOFR). The New York Federal Reserve may make any or all of these changes in its sole discretion and without notice, and it has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. In respect of any SOFR notes for which the Rate of Interest is determined by reference to the SOFR Index, the SOFR Index may be modified or discontinued and such SOFR notes may bear interest by reference to a rate other than compounded SOFR, which could adversely affect the value of any such SOFR notes. SOFR and the SOFR Index are published by the New York Federal Reserve based on data received by it from sources other than the Issuer, and the Issuer has no control over the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index or SOFR at any time. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that interest period has been determined.

Any of the above changes or any other consequential changes as a result of international or national reforms or other initiatives or investigations, could have a material adverse effect on the value of and return on any notes linked to, referencing, or otherwise dependent (in whole or in part) upon, a benchmark.

Investors should consult their own independent advisers and make their own assessment about the potential risks imposed by the EU Benchmarks Regulation, and/or the UK Benchmarks Regulation, as applicable, or any of the international or national reforms and the possible application of the benchmark discontinuation or benchmark replacement provisions of the notes in making any investment decision with respect to any notes referencing a benchmark.

The use of the Secured Overnight Financing Rate (SOFR) as a reference rate for any SOFR notes is subject to important limitations.

The rate of interest on the notes may be calculated on the basis of SOFR, as further described under “Description of Notes and Guarantee—Floating Rate Notes—SOFR Notes”.

SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions. As SOFR is an overnight funding rate, interest on any SOFR notes with interest periods longer than overnight will be calculated on the basis of either the arithmetic mean of SOFR over the relevant interest period or compounding SOFR during the relevant interest period. As a consequence of this calculation method, the amount of interest payable on each interest payment date will only be known a short period of time prior to the relevant interest payment date. Holders therefore will not know at the start of the interest period the interest amount which will be payable on any SOFR notes.

The New York Federal Reserve notes on its publication page for SOFR that use of SOFR is subject to important limitations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. In addition, SOFR is published by the New York Federal Reserve based on data received from other sources. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the holders. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on SOFR notes and a reduction in the trading prices of SOFR notes which would have an adverse effect on the holders who could lose part of their investment.

In addition, other index providers are developing products that are perceived as competing with SOFR. New products may also be developed or promoted in the future. It is possible that competing products may become more widely accepted in the marketplace than SOFR. If market acceptance for SOFR as a benchmark for floating-rate notes declines, the return on and value of the SOFR notes could be adversely affected. Furthermore, market terms for debt securities indexed on SOFR may evolve over time, and holders may consequently suffer from increased pricing volatility and market risk.

Any failure of SOFR to gain market acceptance could adversely affect SOFR notes.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value and market price of Floating Rate Notes which reference compounded SOFR notes and the price at which investors can sell such Notes in the secondary market.

SOFR may be more volatile than other benchmarks or market rates.

Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR. Although changes in compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value and market price of compounded SOFR notes may fluctuate more than floating rate securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in SOFR notes.

The interest rate on compounded SOFR notes is based on a compounded average of daily SOFR, which is relatively new in the marketplace.

For each interest period, the interest rate on a series of compounded SOFR notes will be based on a compounded average of daily SOFR calculated as described under “Description of Notes and Guarantee—Floating Rate Notes—SOFR Notes” in this prospectus supplement, and not on daily SOFR published on or in respect of a particular date during such interest period. For this and other reasons, the interest rate on a series of compounded SOFR notes during any interest period may not be the same as the interest rate on other investments bearing interest at a rate based on SOFR that use an alternative method to determine the applicable interest rate. Further, if daily SOFR in respect of a particular date during an interest period or observation period (if applicable) for a series of compounded SOFR notes is negative, the inclusion of such daily SOFR in the calculation of compounded SOFR for the applicable interest period will reduce the interest rate and the interest payable on such series of compounded SOFR notes for such interest period.

Market precedent for securities that use compounded SOFR as the base rate continues to evolve, and the method for calculating an interest rate based upon compounded SOFR in those precedents varies. Accordingly, the specific formula and related conventions used for compounded SOFR notes that we may issue with respect to the determination of interest rates, interest amounts and payment of interest (for example, payment delays, observation periods/lookbacks and/or lockout/suspension periods) may not be widely adopted by other market participants, if at all. Adoption of different methods/conventions by the market with respect to these determinations may adversely affect the return on, value of and market for the compounded SOFR notes.

Interest payments due on a series of compounded SOFR notes will be determined only at the end of the relevant interest period.

Interest payments due on a series of compounded SOFR notes will be determined only at the end of the relevant interest period. Therefore, holders of any series of compounded SOFR notes will not know the amount of interest payable with respect to each interest period until shortly prior to the related interest payment date, and it may be difficult for investors in such compounded SOFR notes to estimate reliably the amounts of interest that will be payable on each such interest payment date at the beginning of or during the relevant interest period. In addition, some investors may be unwilling or unable to trade such compounded SOFR notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of any series of compounded SOFR notes.

With respect to a series of compounded SOFR notes using the payment delay convention or a convention for which a rate cut-off date is applicable, it will not be possible to calculate accrued interest with respect to any period until after the end of such period or the rate cut-off date, as applicable.

With respect to a series of compounded SOFR notes using the payment delay convention or a convention for which a rate cut-off date is applicable, because daily SOFR in respect of a given day is not published until the U.S. government securities business day immediately following such day, it will not be possible to calculate accrued interest with respect to any period until after the end of such period or the rate cut-off date, as applicable, which may adversely affect your ability to trade such notes in the secondary market.

The base rate for compounded SOFR notes using the payment delay convention or a convention for which a rate cut-off date is applicable will be calculated using the daily SOFR of the relevant cut-off date. A holder of such notes will not receive the benefit of any increase in SOFR on any date subsequent to the relevant cut-off date until the next interest period or at all (in the case of a cut-off date for a final interest period).

The formula used to determine the base rate for compounded SOFR notes using the payment delay convention employs a rate cut-off date for the final interest period with respect to any series of notes.

For the final interest period with respect to a series of compounded SOFR notes using the payment delay convention, daily SOFR used in the calculation of compounded SOFR for any day from, and including, the rate cut-off date to, but excluding, the maturity date or the redemption date, if applicable, will be daily SOFR in respect of the rate cut-off date. The rate cut-off date will be two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) prior to the maturity date (or redemption date, if applicable).

In addition, the formula used to determine the base rate for compounded SOFR notes for any convention using a rate cut-off date may employ, if so specified in the applicable pricing supplement, such rate cut-off date for each interest period with respect to such notes.

As a result of the foregoing, a holder of a series of compounded SOFR notes using the payment delay convention or a convention for which a rate cut-off date is applicable will not receive the benefit of any increase in the level of SOFR on any date subsequent to the applicable rate cut-off date in connection with the determination of the interest payable with respect to the final interest period for an applicable series of compounded SOFR notes using the payment delay convention or with respect to each interest period for an applicable series of compounded SOFR notes employing a rate cut-off date, which could reduce the amount of interest that may be payable on the applicable series of notes.

Holders of a series of compounded SOFR notes using the payment delay convention will receive payments of interest on a delayed basis.

The interest payment dates for any series of compounded SOFR notes using the payment delay convention with respect to interest rate determination and interest payments will be two business days (or such other number of business days as we may specify in the applicable pricing supplement) after the interest period demarcation date at the end of each interest period for such series. This convention differs from the interest payment convention that has been used historically for floating rate notes with forward-looking interest rates based on other benchmark or market rates where interest typically has been determined at the start of an interest period and paid on a fixed day that immediately follows the final day of the applicable interest period. As a result, holders of a series of compounded SOFR notes using the payment delay convention will receive payments of interest on a delayed basis as compared to floating rate notes in which they previously may have invested.

Factors that investors should consider when assessing the risks associated with notes offered under this prospectus supplement.

Modification, waivers and substitution may adversely affect the interest of the holders of notes.

The conditions of the notes contain provisions for calling meetings of the holders of notes to consider matters affecting their interests generally. These provisions permit defined majorities to bind all holders of notes, including holders of notes who did not attend and vote at the relevant meeting and holders of notes who voted in a manner contrary to the majority.

The conditions of the notes also provide that we and the fiscal agent may, without the consent of holders of notes, agree to amend the notes for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision therein, or in any manner which we and the fiscal agent may determine and which is not inconsistent with the terms of the notes and will not adversely affect the interest of any holders of notes. The conditions of the notes also provide that we may, without the consent of holders of notes, be replaced as principal debtor under the notes by a successor statutory body constituted by public Act of the State of Queensland which assumes all of our obligations under the notes, or by the guarantor by execution of a deed by which it assumes all of the obligations, provided certain conditions are met.

Any change of law may adversely impact the notes.

The terms and conditions of the notes are governed by the laws of the State of New York in effect as at the date of this prospectus supplement. No assurance can be given as to the impact on the notes of any possible judicial decision or change to the laws of the State of New York or administrative practice after the date of this prospectus supplement.

Legal investment considerations may restrict certain investments.

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisors to determine whether and to what extent (1) the notes are legal investments for it, (2) the notes can be used as collateral for various types of borrowings and (3) any other restrictions apply to its purchase or pledge of any notes. Financial institutions should consult their legal advisors or the appropriate regulators to determine the appropriate treatment of notes under any applicable risk-based capital or similar rules.

It may not be possible for investors to effect service of process or to enforce judgments with respect to the notes outside of Australia.

We are organized under the laws of the State of Queensland. As a result, it may be difficult for investors to effect service of process outside Australia against us or to enforce judgments against us obtained in courts outside Australia predicated upon civil liabilities under laws other than Queensland law, including any judgment predicated upon United States federal securities law.

Investments in indexed notes may involve additional risks.

We may issue notes with principal or interest determined by reference to an index or formula, to changes in the prices of securities or commodities, to movements in currency exchange rates or other factors (each, a “Relevant Factor”). Potential investors should be aware that:

(a)	the market price of such notes may be volatile;

(b)	they may receive no interest;

(c)	payment of principal or interest may occur at a different time than expected;

(d)	they may lose all or a substantial portion of their principal;

(e)	a Relevant Factor may be subject to significant fluctuations that may not correlate with changes in interest rates, currencies or other indices;

(f)

if a Relevant Factor is applied to notes in conjunction with a multiplier greater than one or contains some other leverage factor, the effect of changes in the Relevant Factor on principal or interest payable likely will be magnified; and

(g)

the timing of changes in a Relevant Factor may affect the actual yield to investors, even if the average level is consistent with their expectations. In general, the earlier the change in the Relevant Factor, the greater the effect on yield.

The historical experience of an index should not be viewed as an indication of the future performance of such index during the term of any indexed notes. Accordingly, you should consult your own financial and legal advisors about the risk entailed by an investment in any indexed notes and the suitability of such notes in light of their particular circumstances.

See also “Special Provisions and Additional Risks Relating to Foreign Currency Notes” for additional discussion of the risks associated with foreign currency notes.

DESCRIPTION OF NOTES AND GUARANTEE

The following description of the particular terms of the notes and the guarantee offered hereby supplements and, to the extent inconsistent therewith, replaces the description of the general terms and conditions of securities (as defined in the accompanying prospectus) set forth under the heading “Description of Securities and Guarantee” in the accompanying prospectus, to which description reference is hereby made. See “Glossary” for definitions of certain terms used in this prospectus supplement. The following description of notes will apply unless otherwise specified in the applicable pricing supplement.

The notes offered hereby will be issued under the amended and restated fiscal agency agreement, dated as of November 1, 2002, as described in this prospectus supplement, between us and Deutsche Bank Trust Company Americas, whose corporate trust address is located at 1 Columbus Circle, New York, New York 10019, as fiscal agent. The amended and restated fiscal agency agreement has been filed with the SEC as an exhibit to our Form 18-K for the fiscal year ended June 30, 2002.

The notes will have the benefit of Deeds of Guarantee dated as of April 16, 1992, December 16, 1993, September 26, 1994, January 24, 2001, December 4, 2001, and December 12, 2008, and executed by the Treasurer on behalf of the Government of Queensland as Guarantor, in accordance with the approval of the Governor in Council in the State of Queensland. See “Description of Securities and Guarantee—Guarantee of the Treasurer on Behalf of the Government of Queensland” in the accompanying prospectus for a description of the guarantee. Copies of the amended and restated fiscal agency agreement and the guarantee are available for inspection at the offices of the fiscal agent.

The beneficial owners of the notes are bound by, and are deemed to have notice of, all of the provisions of the amended and restated fiscal agency agreement and the guarantee. The notes (including the foreign currency notes) are referred to in the accompanying prospectus as the “securities”. The amended and restated fiscal agency agreement does not limit the aggregate amount of securities which may be issued thereunder, and securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by us for each series. For a description of the rights attaching to different series of securities under the amended and restated fiscal agency agreement, see “Description of Securities and Guarantee” in the accompanying prospectus.

Certain statements in this prospectus supplement are summaries of the terms and conditions of the notes and the guarantee and certain provisions of the amended and restated fiscal agency agreement. Copies of each of these documents are filed as exhibits to the registration statement to which this prospectus supplement relates. These summaries are not complete and are subject to, and are qualified in their entirety by reference to, all of the terms, conditions and provisions of these exhibits, including the definitions therein of certain terms. Wherever particular sections of the amended and restated fiscal agency agreement or terms that are defined in the amended and restated fiscal agency agreement or the notes are referred to in this prospectus supplement or any pricing supplement, it is intended that these sections or defined terms will be incorporated by reference in this prospectus supplement or any pricing supplement, as the case may be.

The notes offered hereby constitute a single series for purposes of the amended and restated fiscal agency agreement and are limited to an aggregate principal amount (or in the case of original issue discount notes or indexed notes, aggregate initial offering price) of US$10,000,000,000 outstanding at any time, or, in the case of foreign currency notes, the equivalent thereof at the Market Exchange Rate on the applicable trade dates, in one or more foreign currencies or currency units. Of the aggregate principal amount of US$10,000,000,000, no notes remain outstanding as of the date of this prospectus supplement. Therefore, we may issue up to US$10,000,000,000 aggregate principal amount of notes, less the U.S. dollar equivalent amount in respect of any sales of other debt securities registered under the registration statement of which the accompanying prospectus forms a part. We may increase the limit, however, if we determine in the future to sell additional notes.

Information in the Pricing Supplement

We refer you to your applicable pricing supplement for the following terms of the notes being offered to you:

•	the designation of the notes;

•	any limit upon the aggregate principal amount;

•	the date(s) on which the principal and premium, if any, are payable;

•	the record date or dates;

•	the interest rate, if any, or the manner in which the rate or rates will be determined;

•	the interest accrual dates and the interest payment dates, if any;

•

the place(s) where the principal and premium and interest is payable, where the notes may be surrendered for transfer or exchange and where notices and demands to or upon us in respect of the notes may be served;

•	the price(s) at which, the period(s) within which and the terms and conditions upon which the notes may be redeemed at our option or otherwise;

•	our obligation, if any, to redeem, purchase or repay the notes and the price at which, the period within which and the terms and conditions upon which the notes will be redeemed, purchased or repaid;

•	the denominations of the notes;

•	whether the notes will be represented by one or more registered global notes and the terms for exchanging the definitive global notes for notes not in global form, if at all;

•	any covenants or agreements from us and any events which give rise to your right to accelerate the maturity of the note;

•

if other than all of the principal amount thereof, the portion of the principal amount of the notes which will be payable upon the acceleration of maturity or otherwise, or the manner in which the portion will be determined;

•	the currency or a composite of currencies in which the principal, any premium and any interest are payable in respect of the notes, and the manner of payment;

•

if the principal and any premium or interest on the notes are to be payable, at our or your election, in a different currency or composite of currencies, then the currency or currencies in which payment of principal and any premium or interest on the notes as to which the election is made will be payable, and the periods within which and the terms and conditions upon which the election is to be made;

•	if the amount of payments of principal of (or premium, if any) or interest on the notes may be determined by reference to an index, the manner in which the amount will be determined;

•	the person to whom any interest on any note will be payable, if other than the registered holder of the note;

•	whether the notes will be subject, at our option, to defeasance or covenant defeasance;

•	any obligation we may have to pay additional amounts and when the obligation shall arise;

•	whether any legends will be stamped or imprinted on all or a portion of the notes, and the terms and conditions upon which the legends may be removed;

•	if warrants are to be issued in connection with the notes, the entity that will act as warrant agent;

•	any other terms of the notes; and

•	the form of the notes.

Any pricing supplement will also describe any special provisions for the payment of additional amounts with respect to the particular notes.

How Our Notes and the Guarantee Rank Against Other Obligations

The notes constitute our direct, unconditional and unsecured obligations, the full faith and credit of which will be pledged for the payment and performance of the notes. At the time of issuance the notes will rank in parity with all of our other direct and general unsecured obligations for borrowed money without any preference granted by us one above the other by reason of priority of date of issue, currency of payment or otherwise.

Pursuant to Section 15 of the Queensland Treasury Corporation Act 1988, except to the extent that it is otherwise provided by the Governor in Council of the State of Queensland, all profits we make will accrue to the benefit of the Consolidated Fund of the State of Queensland and any losses we make will be the responsibility of the Consolidated Fund of the State of Queensland.

By the guarantee, the guarantor guarantees the payment when due of all amounts that are or may become payable by us on, or principal and any premium in respect of, the notes, including, without limitation, the principal and any premium, interest or additional amounts payable in respect of the notes. See “Special Provisions and Additional Risks Relating to Foreign Currency Notes—Payment of Additional Amounts in Certain Circumstances” in this prospectus supplement. The guarantee is a direct and unconditional obligation of the guarantor. All moneys payable by the guarantor under the guarantee are a charge upon, and will be paid out of, the Consolidated Fund of the State of Queensland, which is to the extent necessary appropriated accordingly, and the guarantee ranks in parity with all of its other unsecured obligations.

Maturity of Notes

Each note will mature from 9 months to 30 years from its issue date, as selected by the initial purchaser and agreed to by us.

Form of Notes

The notes will be issuable only in registered form without coupons and, unless otherwise specified in the applicable pricing supplement, the notes, other than foreign currency notes, will be issuable only in denominations of US$100,000 and integral multiples of US$1,000 in excess thereof. With respect to denominations of foreign currency notes, see “Special Provisions and Additional Risks Relating to Foreign Currency Notes” in this prospectus supplement.

Notes may be issued in definitive form or may be represented by a permanent global note or notes, as indicated in the applicable pricing supplement, registered in the name of the depositary. See “Global Notes” and “Book-Entry Notes” in this prospectus supplement.

Global Notes

Cede & Co., as nominee for DTC, will be the registered holder of the global notes. Clearstream and Euroclear may hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective system depositaries, which in turn may hold the positions in customers’ securities accounts in the system depositaries’ names on the books of DTC.

Transfers between participants will occur in the ordinary way in accordance with DTC rules. Transfers between Clearstream and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream or Euroclear, as the case may be.

Cross-market transfers between beneficial owners holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its system depositary. These cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the relevant system in accordance with its rules and procedures and within its established deadlines on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its system depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream and Euroclear participants may not deliver instructions directly to the system depositaries.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing day dated the business day following the DTC settlement date and the credits or any transactions in the notes settled during the processing will be reported to the relevant Euroclear or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Original Issue Discount Notes

The notes may be issued as original issue discount notes. An original issue discount note is a note, including any zero-coupon note, which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the maturity thereof an amount less than the principal amount thereof will become due and payable. In the event of redemption or acceleration of the maturity of an original issue discount note, the amount payable to you upon the redemption or acceleration will be determined in accordance with the terms of the note, but will be an amount less than the amount payable at the stated maturity of the note. In addition, a note issued at a discount may, for United States federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity of the note. Accordingly, United States holders, including cash basis holders, may be required to report income in respect of the notes before the receipt of cash attributable thereto. See “Description of Securities and Guarantee—United States Federal Taxation” in the accompanying prospectus.

Currency of Notes

Unless otherwise indicated in the applicable pricing supplement, the notes will be denominated in U.S. dollars, and payments of principal of and any premium and interest on the notes will be made in U.S. dollars in the manner indicated in the accompanying prospectus and in this prospectus supplement. If any of the notes are to be denominated in a currency or currency unit other than U.S. dollars, additional information pertaining to the terms of the notes and other matters relevant to you will be described in the applicable pricing supplement. See “Special Provisions and Additional Risks Relating to Foreign Currency Notes” in this prospectus supplement for a discussion of the risks associated with foreign currency notes.

Indexed Notes

The notes may be issued as indexed notes as indicated in the applicable pricing supplement. If you hold indexed notes you may receive payments of principal, premium or interest that will be computed by reference to a formula based on the relative value, rate or price of one or more specified commodities, currencies or indices. If you hold currency indexed notes, you may receive a principal amount at maturity that is greater than, equal to, or less than the face amount of the notes depending upon the fluctuations of the specified exchange rate or exchange rates. Specific information pertaining to the method for determining the amount payable in respect of principal, premium or interest, a historical comparison of the relative value, rate of price of each specified commodity, currency or index and the face amount of the indexed note and certain additional tax considerations will be described in the applicable pricing supplement.

Redemption of Notes

General. Your pricing supplement will indicate either that a note cannot be redeemed prior to its stated maturity or that a note will be redeemable at our option on or after a specified date prior to its stated maturity at a specified price or prices (which may include a premium), together with accrued interest to the date of redemption. In addition, the applicable pricing supplement will indicate either that we will not be obligated to redeem or purchase a note at your option or that we will be so obligated. If we will be so obligated, the applicable pricing supplement will indicate the date or dates on which (or, if applicable, the event or events upon the occurrence of which) and the price or prices at which the applicable notes will be redeemed or purchased, in whole or in part, pursuant to the obligation and the other detailed terms and provisions of the obligation. All notes which are redeemed will forthwith be cancelled and accordingly may not be reissued or resold.

Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund or analogous provisions.

We may at any time purchase notes in any manner and at any price subject to compliance with any applicable laws.

Redemption for Taxation Reasons. Unless otherwise indicated in the applicable pricing supplement, if we, on the occasion of the next payment in respect of any notes, are obligated to pay any additional amounts (as are referred to in “Payment of Additional Amounts in Certain Circumstances” in this prospectus supplement) as a result of:

•	any amendment to or change in the laws, regulations or published tax rulings of the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein affecting taxation; or

•

any amendment to or change in the official administration, interpretation or application of the laws, regulations or published tax rulings, which amendment or change becomes effective on or after the date of original issuance of the notes, we may, at our option, on the giving of not less than 30 nor more than 60 days’ notice to the holders of the affected notes, redeem those notes as a whole at a redemption price of 100% of the principal amount of the notes to be redeemed, together with accrued interest to the redemption date; provided that, at the time the notice is given, the obligation to pay the additional amounts remains in effect, and provided further that no notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay the additional amounts were a payment in respect of the notes then due.

If a note is a discount security (as described under the heading “Original Issue Discount Notes” in this prospectus supplement) the amount payable upon redemption will be determined in accordance with the terms of such note, but will be an amount less than the amount payable at the stated maturity of the note.

Events of Default

Unless otherwise specified in the applicable pricing supplement, in case one or more of the following events of default has occurred and is continuing with respect to any note:

•	any principal, premium or interest in respect of any of the notes is not paid when due and remains unpaid for a period of 30 days;

•

we or the guarantor fails to perform any other material obligation under the terms of the notes or the guarantee and the failure is not remedied within a period of 60 days after written notice of that failure is given by any of you to us at the specified office of the fiscal agent;

•

we cease to be a corporation sole constituted by the Under Treasurer of the State of Queensland pursuant to Section 4 of the Statutory Bodies Financial Arrangements Act 1982 under the name and style “The Queensland Government Development Authority” as preserved and continued in existence as so constituted as a corporation sole under the name and style “Queensland Treasury Corporation” by the Queensland Treasury Corporation Act 1988 of the State of Queensland (or by any statutory modification or amendment of either of those Acts) unless our obligations under the notes are forthwith assumed by the guarantor or by a successor statutory body constituted by public Act of the State of Queensland and the guarantee continues to remain in full force and effect in respect thereof;

•

we or the guarantor fail to repay the whole of the principal sum of any of its indebtedness for borrowed money being in excess of US$10,000,000 (or the equivalent thereof in any other currency) within 30 days of the date on which it becomes due and payable or fail to repay the whole of the principal sum of any indebtedness for borrowed money being in excess of US$10,000,000 (or the equivalent thereof in any other currency) under any guarantee given by it in respect thereof within 30 days of the date on which it becomes due and payable under that guarantee; or

•

the guarantee for any reason ceases to be in full force and effect or you cease to be entitled to the full benefit of the guarantee in accordance with its terms and it is not forthwith replaced by another guarantee by the guarantor on substantially the same terms and conditions as the guarantee or by other security as you may approve in accordance with the terms of the notes (see “Meetings of Holders of Notes” and “Modification of the Terms and Provisions of the Notes” in this prospectus supplement);

then in each and every case the principal amount of any note together with all accrued interest thereon will, at your option, and upon your written notice to the fiscal agent, mature and become due and payable on the date on which the written notice is received by the fiscal agent, unless prior to the receipt of such notice, the event of default shall have been cured.

A beneficial owner of book-entry notes will have to give notices to us and the guarantor in connection with any event of default, and exercise any other rights against us and the guarantor as a result of the event of default, through the participant through which it is holding its beneficial interest in the notes. See “Book-Entry Notes” in this prospectus supplement.

Meetings of Holders of Notes

Unless otherwise specified in the applicable pricing supplement, the fiscal agent at any time may call a meeting of holders of notes to modify, amend or supplement the terms of the notes or the amended and restated fiscal agency agreement. In case at any time we or the holders of at least 10% in aggregate principal amount of the outstanding notes have requested the fiscal agent to call a meeting of the holders of the notes for the purpose, by written request setting forth in reasonable detail the action proposed to be taken, the fiscal agent will call the meeting for the purposes by giving notice thereof to the holders of notes affected by the matters to be acted upon at the meeting. If you hold a beneficial interest in a global note you may only make a request through a participant.

Substitution of the Debtor

Unless otherwise specified in the applicable pricing supplement, we may, without the consent of the noteholder, be replaced as principal debtor under the notes by a successor statutory body constituted by public Act of the State of Queensland, which by the provisions of the Act by which it is constituted assumes all of our obligations under the notes, or by the guarantor by execution of a deed by which it assumes all of the obligations, so long as:

•	in either case all necessary governmental and regulatory consents and approvals have been obtained for the substitution; and

•

in the case of substitution by a successor statutory body, the guarantee of the notes remains in full force and effect and you remain entitled to the full benefit of the guarantee in accordance with its terms.

Modification of the Terms and Provisions of the Notes

Unless otherwise specified in the applicable pricing supplement, we and the fiscal agent may modify or amend the terms of the notes or, insofar as respects the notes, the amended and restated fiscal agency agreement, in any way, upon the affirmative vote at a meeting of holders of the notes duly called and held by the fiscal agent as specified above, in person or by proxy, of the holders of not less than 66 2⁄3% in aggregate principal amount of the outstanding notes (as defined in the amended and restated fiscal agency agreement) affected by the action to be taken and represented at the meeting, or with the written consent of the holders of not less than 66 2⁄3% in aggregate principal amount of the outstanding notes affected by the action to be taken; provided, however, that no action may:

•	without the consent of the fiscal agent, increase the duties of the fiscal agent or diminish any of its rights under the amended and restated fiscal agency agreement; or

•	without the consent of the holder of each note affected thereby:

•	change the due date of the payment of the principal of (or premium, if any) or any installment of interest on any note,

•

reduce the principal amount of any note, the portion of the principal amount which is payable upon acceleration of the stated maturity (as defined in the applicable pricing supplement) of the note, the interest rate thereon or the premium payable upon redemption thereof,

•	change the coin or currency in which or the required places at which payment with respect to interest, premium or principal in respect of the note is payable,

•	shorten the period during which we are not permitted to redeem the note, or permit us to redeem the note if, prior to the action, we are not permitted to do so, or

•

reduce the proportion of the principal amount of the note the vote or consent of the holders of which is necessary to modify, amend or supplement the amended and restated fiscal agency agreement or the terms and conditions of the note or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given.

We and the fiscal agent may, without your vote or consent, amend the amended and restated fiscal agency agreement or the notes for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision thereof, or in any manner which we and the fiscal agent may determine and which shall not be inconsistent with the terms of the notes and will not adversely affect the interest of the noteholders affected thereby. Any modifications, amendments or waivers of the amended and restated fiscal agency agreement or to the terms and conditions of the notes in accordance with the foregoing provisions will be conclusive and binding on you and on all future holders of notes, whether or not noteholders have given their consent and whether or not notation of the modifications, amendments or waivers is made upon the notes. Any instrument given by a noteholder or on its behalf in connection with any consent to any modification, amendment or waiver will be irrevocable once given and shall be conclusive and binding on all subsequent holders of the notes.

Governing Law

The amended and restated fiscal agency agreement, the guarantee and the notes will be governed by, and construed in accordance with, the laws of the State of New York without reference to the principles of conflicts of laws thereof, except that all matters governing authorization and execution by us or the guarantor of any agreements or instruments will be governed by the laws of the State of Queensland, Commonwealth of Australia.

Replacement of Notes

Any mutilated note will be replaced by us at the noteholder’s expense upon surrender of the mutilated note to the fiscal agent. Notes that become destroyed, stolen or lost will be replaced by us at the noteholder’s expense upon delivery to the fiscal agent of evidence of the destruction, loss or theft thereof satisfactory to us and the fiscal agent. In the case of a destroyed, lost or stolen note, an indemnity satisfactory to us and the fiscal agent will be required at the noteholder’s expense before a replacement note will be issued.

Payments on the Notes

Unless otherwise indicated in the applicable pricing supplement, payments of principal of and any premium or interest on notes, other than book-entry notes and foreign currency notes, will be made upon presentment or, at maturity, surrender of notes, at the corporate trust office of the fiscal agent in the Borough of Manhattan, The City of New York for the purpose of making the payments. Payment of the principal of and premium and interest on notes due at maturity will be made in immediately available funds at the corporate trust office, however, only if the note is presented to the paying agent in time for the paying agent to make the payments in the funds in accordance with its normal procedures and appropriate payment instructions have been received by the fiscal agent or the other paying agent in writing not less than 15 calendar days prior to maturity. Furthermore, at our option, payment of interest (other than interest payable at maturity of the note) may be made by check mailed to the address of the registered holder of the note unless the address is inside the Commonwealth of Australia.

Notwithstanding the preceding paragraph, a holder of US$10,000,000 or more in aggregate principal amount of notes will be entitled to receive payment of interest (other than interest due at maturity of the note) by wire transfer of immediately available funds to an account maintained by the noteholder at a bank located outside the Commonwealth of Australia if appropriate wire transfer instructions have been received by the fiscal agent or the other paying agent not less than 15 calendar days prior to the applicable interest payment date for the note.

With respect to payments at maturity on book-entry notes and foreign currency notes, see “Book-Entry Notes” and “Special Provisions and Additional Risks Relating to Foreign Currency Notes”, respectively, elsewhere in this prospectus supplement.

Transfer and Exchange of Notes

The notes, other than book-entry notes, may be presented for registration of transfer or exchange at the corporate trust office of the fiscal agent in the Borough of Manhattan, The City of New York. See “Description of Securities and Guarantee—Transfer and Exchange” in the accompanying prospectus. With respect to transfers of book-entry notes and exchanges of permanent global notes representing book-entry notes, see “Book-Entry Notes” in this prospectus supplement.

We will have the right to require that noteholders, as a condition of payment of the principal of or any premium or interest on the note, present at the office of the fiscal agent or any paying agent a certificate in the form as we may from time to time prescribe, and deliver the certificate to the fiscal agent or any paying agent in order to comply with applicable law or regulation, to enable us to determine its duties and liabilities with respect to:

•

any taxes, assessments or governmental charges which we, the fiscal agent, any paying agent or withholding agent may be required to deduct or withhold from payments in respect of the note under any present or future law of the Commonwealth of Australia or any other jurisdiction or any regulation of any taxing authority thereof or therein; and

•	any reporting or other requirements under the laws or regulations.

To the extent not otherwise prohibited by applicable laws and regulations, we will be entitled to determine our duties and liabilities with respect to the deduction, withholding, reporting or other requirements on the basis of information contained in the certificate or, if no certificate will be presented, on the basis of any presumption created by any law or regulation and will be entitled to act in accordance with the determination.

We will not be required:

•

during a period beginning at the opening of business eight days before any selection of notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, to issue, register and transfer or exchange any note of the tenor which could be selected for redemption pursuant to the selection; or

•	to register the transfer of or exchange any note, or portion thereof, called for redemption, except the unredeemed portion of any note being redeemed in part.

Jurisdiction, Consent to Service and Enforceability

Unless otherwise specified in the applicable pricing supplement, we and the Government of Queensland will appoint the fiscal agent, having its corporate trust offices at 1 Columbus Circle, New York, New York 10019, in the Borough of Manhattan, The City of New York, as the authorized agent upon whom process may be served in any action based on the notes which may be instituted in any State or Federal Court in The City of New York by you. The appointment will be irrevocable until all amounts in respect of the principal of and any premium and interest due and to become due on or in respect of all the notes has been paid.

We and the guarantor reserve the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, as a successor authorized agent, and upon acceptance of the appointment of the successor, the appointment of the fiscal agent as its authorized agent shall terminate. If a successor fiscal agent is appointed or if, for any reason, the fiscal agent ceases to act as our or the Government of Queensland’s authorized agent or to have an address in the Borough of Manhattan, we or the Government of Queensland, as the case may be, will appoint another person located or having an office in the Borough of Manhattan, The City of New York, as its authorized agent.

We and the Government of Queensland will expressly accept the jurisdiction of any such court in respect of the action. We and the Government of Queensland will irrevocably waive to the fullest extent permitted by law any immunity from the jurisdiction of any such court (but not from execution or attachment or process or the nature thereof) to which it might otherwise be entitled in any action based upon the notes or the guarantee.

We and the Government of Queensland are also subject to suit in competent courts in Queensland or in the Commonwealth of Australia competent to hear appeals therefrom and will irrevocably waive to the fullest extent permitted by law any immunity from the jurisdiction (but not execution or attachment or process in the nature thereof) of any such court in any action based on the notes and the guarantee.

Interest on the Notes

Unless otherwise specified in the applicable pricing supplement, each interest-bearing note will bear interest from and including its issue date or from and including the most recent interest payment date with respect to which interest on the note (or any predecessor note) has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable pricing supplement until the principal thereof is paid or made available for payment.

Interest will be payable on each interest payment date and at maturity. Interest will be payable generally to the person in whose name an interest-bearing note (or any predecessor note) is registered at the close of business on the Regular Record Date next preceding each interest payment date (which, in the case of a permanent global note representing book-entry notes, shall be the depositary); provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable (which, in the case of a permanent global note representing book-entry notes, will be the depositary).

Unless otherwise specified in the applicable pricing supplement, the first payment of interest on any interest-bearing note originally issued between a Regular Record Date and an interest payment date will be made on the second interest payment date following the issue date of the note to the registered owner on the Regular Record Date immediately preceding the second interest payment date. With respect to payments of interest on book-entry notes, see “Book-Entry Notes” in this prospectus supplement.

Interest rates, or interest rate formulas, are subject to change by us from time to time, but no change will affect any note already issued or as to which an offer to purchase has been accepted by us.

Fixed Rate Notes

The applicable pricing supplement relating to a fixed rate note will designate a fixed rate of interest per annum payable on the note. Unless otherwise indicated in the applicable pricing supplement:

•	the interest payment date(s) with respect to fixed rate notes will be either annually or semi-annually on the date or dates indicated in the applicable pricing supplement; and

•

the Regular Record Date(s) for fixed rate notes will be the eighth day (whether or not a Market Day) next preceding the relevant interest payment date, in each case as specified in the pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, interest payments for fixed rate notes will be the amount of interest accrued to, but excluding, the relevant interest payment date and interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable pricing supplement, if the date for the payment of the principal of or any premium or interest on any fixed rate note or the date fixed for redemption of any fixed rate note is not a business day at any place of payment, then the payment of principal, premium or interest need not be made on the date at the place of payment but may be made on the next succeeding business day at the place of payment, with the same force and effect as if made on the date for the payment of the principal, premium or interest or the date fixed for redemption, as the case may be, and no interest will accrue for the period after any such date.

Floating Rate Notes

The applicable pricing supplement relating to a floating rate note will designate an interest rate formula for the floating rate note. The formula may be:

•	the Australian BBSW Rate, in which case the note will be an Australian BBSW Rate note;

•	the commercial paper rate, in which case the note will be a commercial paper rate note;

•	the federal funds effective rate, in which case the note will be a federal funds effective rate note;

•	SOFR, in which case the note will be a SOFR note;

•	the prime rate, in which case the note will be a prime rate note;

•	the Treasury rate, in which case the note will be a Treasury rate note; or

•	any other interest rate formula as is set forth in the pricing supplement.

The applicable pricing supplement for a floating rate note will also specify the interest rate formula and the spread and/or spread multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each note. The spread is the number of basis points specified in the applicable pricing supplement as being applicable to the interest rate for a particular floating rate note. The spread multiplier is the percentage specified in the applicable pricing supplement as being applicable to the interest rate for a particular floating rate note.

In addition, the pricing supplement will define or particularize for each floating rate note the following terms, if applicable:

•	calculation agent;

•	calculation dates;

•	Initial Interest Rate;

•	interest payment dates;

•	Regular Record Dates;

•	Index Maturity;

•	interest determination dates; and

•	interest reset dates.

See “Glossary” for definitions of certain terms used in this prospectus supplement.

The rate of interest on each floating rate note, other than a SOFR note, will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable pricing supplement. Each date on which the rate of interest on floating rate notes is reset as set forth below is hereinafter referred to as an interest reset date.

Except as otherwise provided in the next sentence, and unless otherwise specified in the applicable pricing supplement, the date on which the rate of interest on floating rate notes is reset will be:

•	in the case of floating rate notes which reset daily, each Market Day;

•	in the case of floating rate notes (other than Treasury rate notes) which reset weekly, Wednesday of each week;

•	in the case of Treasury rate notes which reset weekly, Tuesday of each week;

•	in the case of floating rate notes which reset monthly, the third Wednesday of each month;

•	in the case of floating rate notes which reset quarterly, the third Wednesday of March, June, September and December;

•	in the case of floating rate notes which reset semi-annually, the third Wednesday of two months of each year, as indicated in the applicable pricing supplement; and

•	in the case of floating rate notes which reset annually, the third Wednesday of one month of each year, as indicated in the applicable pricing supplement.

Notwithstanding what is provided in the preceding bullet points, the interest rate in effect from the issue date of a floating rate note (or that of a predecessor note) to but excluding the first interest reset date with respect to the floating rate note will be the Initial Interest Rate (as set forth in the applicable pricing supplement). Thereafter, the interest rate will be the rate determined as of each interest determination date. Each time a new interest rate is determined, it will become effective on the related interest reset date.

If any interest reset date for any floating rate note would otherwise be a day that is not a Market Day with respect to the note, the interest reset date shall be the next succeeding Market Day with respect to the note.

Unless otherwise set forth in the applicable pricing supplement, the interest determination date pertaining to an interest reset date for:

•	a commercial paper rate note,

•	a federal funds effective rate note, or

•	a prime rate note,

will be the second Market Day preceding the interest reset date with respect to the note.

The interest determination date pertaining to an interest reset date for a SOFR note will be as described below under “—SOFR Notes” and the relevant definitions contained in the “Glossary” section of this prospectus supplement.

The interest determination date pertaining to an interest reset date for a Treasury rate note will be the day on which Treasury bills are auctioned for the week in which the interest reset date falls, or if no auction is held for the week, Monday of the week (or if Monday is a legal holiday, the next succeeding Market Day).

Treasury bills are usually sold at auction (the “Auction”) on Monday of each week, unless that day is a legal holiday, in which case the Auction is usually held on the following Tuesday. However, the Auction may be held on the preceding Friday. If the Auction is so held for the week on Monday or the preceding Friday, the Monday or preceding Friday will be the Treasury interest determination date for the week. If the Auction is held on a day that would otherwise be an interest reset date, then the Treasury interest determination date will be the date of the Auction and the interest reset date will instead be the next succeeding Market Day.

The interest determination date pertaining to Australian BBSW Rate notes will be the same day as the interest reset date.

A floating rate note may have either or both of the following:

•	a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period; and

•	a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period.

In addition to any maximum interest rate which may be applicable to any floating rate note, the interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law, of general application. Under present New York law, the maximum rate of interest is 16% per annum on a simple interest basis. The limit does not apply to notes in which US$2,500,000 or more has been invested.

Unless otherwise indicated in the applicable pricing supplement and except as provided in the sentence immediately after the following bullet points, interest will be payable on the following dates (each of which is an interest payment date):

•

in the case of floating rate notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable pricing supplement);

•	in the case of floating rate notes which reset quarterly, on the third Wednesday of March, June, September and December of each year;

•	in the case of floating rate notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•	in the case of floating rate notes which reset annually, on the third Wednesday of the month specified in the applicable pricing supplement;

and, in each case, at maturity.

If, pursuant to any of the preceding bullet points, an interest payment date with respect to any floating rate note would otherwise be a day that is not a Market Day with respect to the note, the interest payment date will be the next succeeding Market Day with respect to the note, except that if the note is a SOFR note and the succeeding Market Day falls in the next calendar month, the interest payment date will be the immediately preceding Market Day with respect to the note. Unless otherwise indicated in the applicable pricing supplement, the Regular Record Date with respect to floating rate notes will be the date 15 calendar days prior to each interest payment date, whether or not that date is a Market Day.

If the date for payment of the principal of or any premium or interest on any floating rate note at maturity or on the date fixed for redemption of any floating rate note is not a business day at any place of payment, then the payment of principal, premium or interest need not be made on the date at the place of payment but may be made on the next succeeding business day at the place of payment, with the same force and effect as if made at maturity or on the date fixed for redemption, as the case may be, and no interest will accrue from and after the maturity date.

Unless otherwise indicated in the applicable pricing supplement, interest payments for a floating rate note will be the amount of interest accrued to, but excluding, the interest payment date.

The interest accrued for any period is calculated by multiplying the face amount of the floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in that period. Unless otherwise specified in the applicable pricing supplement, the interest factor (expressed as a decimal rounded upwards, if necessary, as described below) for each day is computed by dividing the interest rate (expressed as a decimal rounded upwards, if necessary, as described below) applicable to that day (i) by 360, in the case of commercial paper rate notes, prime rate notes, federal funds effective rate notes or SOFR notes, (ii) by the actual number of days in the year, in the case of Treasury rate notes, or (iii) by 365, in the case of Australian BBSW Rate notes.

Unless otherwise specified in a pricing supplement, all percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from the calculation on floating rate notes will be rounded to the nearest cent or, in the case of foreign currency notes, the nearest unit (with one-half cent or unit being rounded upwards).

Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect, and, if different, the interest rate which will become effective as a result of a determination made as of the most recent interest determination date with respect to the floating rate note.

Australian BBSW Rate Notes

Each Australian BBSW Rate note will bear interest at the interest rate (calculated with reference to the Australian BBSW Rate and the spread and/or spread multiplier, if any) specified on the face of the Australian BBSW Rate note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, the Australian BBSW Rate means, with respect to any interest reset date in respect of an Australian BBSW Rate note, (1) a rate determined by the calculation agent by taking the mid-rate for prime bank eligible securities (expressed as a percentage rate per annum), having a tenor closest to the relevant interest period which is displayed on the Refinitiv Page BBSW (or any successor page) at or about 10:30 A.M., Sydney time, on the interest reset date (or such other time at which such rate customarily appears on that page), (2) if the rate referred to in clause (1) does not appear on the Refinitiv Page BBSW by 11:00 A.M., Sydney time, (or such other time that is 30 minutes after the then prevailing publication time) the rate for that interest reset date will be determined by the calculation agent having regard to comparable indices then available or (3) if the calculation agent is unable to determine the rate of interest in accordance with clause (2), the Australian BBSW Rate will be the Australian BBSW Rate in effect from the preceding interest reset date.

Commercial Paper Rate Notes

Each commercial paper rate note will bear interest at the interest rate (calculated with reference to the commercial paper rate and the spread and/or spread multiplier, if any) specified on the face of the commercial paper rate note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, commercial paper rate means, with respect to any commercial paper interest determination date, (1) the Money Market Yield (calculated as described below) of the rate on the date for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15 under the heading “Commercial Paper—Financial” or (2) if the rate cannot be determined in accordance with clause (1) above, the procedures described below will apply.

“Money Market Yield” shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Temporary Non-Publication of the Commercial Paper Rate. Subject to the provisions below, if the commercial paper rate having such Index Maturity is not so published by the later of (i) 4:15 P.M., New York City time, on the relevant interest reset date and (ii) the next New York business day, then the rate for that interest determination date will be last provided or published level of the commercial paper rate having such Index Maturity.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the commercial paper rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-Nominated Index rate will apply to the commercial paper rate notes. However, if by 5:00 P.M., New York City time, on the Cut-Off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-Nominated Index and those designations, nominations or recommendations are not the same, then the Determining Person Nominated Replacement Index rate will apply to the commercial paper rate notes.

In the event of a replacement of the commercial paper rate by either the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, as applicable.

Federal Funds Effective Rate Notes

Each federal funds effective rate note will bear interest at the interest rate (calculated with reference to the federal funds effective rate and the spread and/or spread multiplier, if any) specified on the face of the federal funds effective rate note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, federal funds effective rate means, with respect to any federal funds effective interest determination date, (1) the rate on the particular interest determination date for United States dollar federal funds as published in H.15 opposite the heading “Federal Funds (Effective)”, as that rate is displayed on Refinitiv Page FEDFUNDS1 under the heading “EFFECT” or (2) if the rate cannot be determined in accordance with clause (1) above, the procedures described below will apply.

Temporary Non-Publication of the Federal Funds Effective Rate. Subject to the provisions below, if the federal funds effective rate is not so published by the later of (i) 4:15 P.M., New York City time, on the relevant interest reset date and (ii) the next New York business day, then the rate for that interest determination date will be last provided or published level of the federal funds effective rate.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the federal funds effective rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-Nominated Index rate will apply to the federal funds effective rate notes. However, if by 5:00 P.M., New York City time, on the Cut-Off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-Nominated Index and those designations, nominations or recommendations are not the same, then the Determining Person Nominated Replacement Index rate will apply to the federal funds effective rate notes.

In the event of a replacement of the federal funds effective rate by either the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, as applicable.

SOFR Notes

Each SOFR note will bear interest at the interest rate (calculated with reference to SOFR or SOFR Index, which will be determined by the calculation agent using the formula described below and in the relevant definitions contained in the “Glossary” section of this prospectus supplement, and the spread and/or spread multiplier, if any) specified on the face of the SOFR note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, SOFR will be determined in the following manner:

•

If “SOFR Arithmetic Mean” is specified as the base rate in the applicable pricing supplement, the rate of interest for each interest period shall be the arithmetic mean of SOFR rates in effect for each U.S. Government Securities Business Day during the period, as adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement, as calculated by the calculation agent on the relevant SOFR Rate Cut-Off Date, where the SOFR rate on the SOFR Rate Cut-Off Date shall be used for the U.S. Government Securities Business Days in the period from (and including) the SOFR Rate Cut-Off Date to (but excluding) the interest payment date.

•

If “SOFR Delay Compound” is specified as the base rate in the applicable pricing supplement, the rate of interest for each interest period will, subject as provided below, be SOFR-DELAY-COMPOUND as adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

•

If “SOFR Index Compound” is specified as the base rate in the applicable pricing supplement, the rate of interest for each interest period will, subject as provided below, be SOFR-INDEX-COMPOUND as adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

•

If “SOFR Lockout Compound” is specified as the base rate in the applicable pricing supplement, the rate of interest for each interest period will, subject as provided below, be SOFR-LOCKOUT-COMPOUND as adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

•

If “SOFR Lookback Compound” is specified as the base rate in the applicable pricing supplement, the rate of interest for each interest period will, subject as provided below, be SOFR-LOOKBACK-COMPOUND as adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

•

If “SOFR Shift Compound” is specified as the base rate in the applicable pricing supplement, the rate of interest for each interest period will, subject as provided below, be SOFR-SHIFT-COMPOUND as adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

If the Determining Person, after consulting with us, determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Determining Person, after consulting with us, will have the right to make Benchmark Replacement Conforming Changes from time to time.

If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, any determination, decision or election that may be made by the Determining Person, after consulting with us, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding absent manifest error; (ii) will be made by the Determining Person, in its sole discretion; and (iii) notwithstanding anything to the contrary in the documentation relating to the SOFR Notes, shall become effective without consent from the holders of the SOFR Notes or any other party.

Prime Rate Notes

Each prime rate note will bear interest at the interest rate (calculated with reference to the prime rate and the spread and/or spread multiplier, if any) specified on the face of the prime rate note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, prime rate means, with respect to any prime rate interest determination date, (1) the rate on the particular interest determination date as published in H.15 under the caption “Bank Prime Loan”, or (2) if the rate cannot be determined in accordance with clause (1) above, the procedures described below will apply.

Temporary Non-Publication of the Prime Rate. Subject to the provisions below, if the prime rate is not so published by the later of (i) 4:15 P.M., New York City time, on the relevant interest reset date and (ii) the next New York business day, then the rate for that interest determination date will be last provided or published level of the Prime Rate.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the Prime Rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-Nominated Index rate will apply to the Prime Rate Notes. However, if by 5:00 P.M., New York City time, on the Cut-Off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-Nominated Index and those designations, nominations or recommendations are not the same, then the Determining Person Nominated Replacement Index rate will apply to the Prime Rate Notes.

In the event of a replacement of the Prime Rate by either the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, as applicable.

Treasury Rate Notes

Each Treasury rate note will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified on the face of the Treasury rate note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, Treasury rate means, with respect to any Treasury rate interest determination date:

•

the rate from the Auction held on the particular interest determination date of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “Investment Rate” on the display on Refinitiv Page USAUCTION10 or Refinitiv Page USAUCTION11 under the heading “INVEST RATE”; or

•

if the rate described in the bullet immediately above is not so published by 5:00 P.M., New York City time, on the related calculation date, the Treasury rate will be the Bond Equivalent Yield (as defined below) of the auction rate, for the relevant interest determination date and for Treasury Bills, as announced by the United States Department of the Treasury; or

•

if the rate described in the bullet immediately above is not so announced by the United States Department of Treasury, or if the Auction is not held, the Treasury rate will be the Bond Equivalent Yield of the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•

if the rate described in the bullet immediately above does not appear in H.15, or another recognized electronic source by 5:00 P.M., New York City time, on the relevant interest calculation date, the Treasury rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement: the rates bid, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, by three primary United States government securities dealers in New York City selected by the calculation agent.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the Treasury rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-Nominated Index rate will apply to the Treasury rate notes. However, if by 5:00 P.M., New York City time, on the Cut-Off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-Nominated Index and those designations, nominations or recommendations are not the same, then the Determining Person Nominated Replacement Index rate will apply to the Treasury rate notes.

In the event of a replacement of the Treasury rate by either the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-Nominated Index rate or the Determining Person Nominated Replacement Index rate, as applicable.

Payment of Additional Amounts in Certain Circumstances

All payments by us of, or in respect of, principal of, and any premium and interest on, the notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision or authority thereof or therein having power to tax, unless the withholding or deduction of the taxes, duties, assessments or governmental charges is required by law. In that event, we or, as the case may be, the guarantor will pay such additional amounts as may be necessary in order that the net amounts received by you after the withholding or deduction (and after deduction of any additional taxes, duties, assessments or governmental charges payable in respect of such additional amounts) shall equal the respective amounts of principal and interest which would have been received in respect of the notes, in the absence of the withholding or deduction. However, no additional amounts will be so payable for or on account of:

(1) any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that the holder:

(A) was a resident, domiciled in or a national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or otherwise had some connection with Australia other than the mere ownership of, or receipt of payment under, the note;

(B) presented a note for payment in Australia, unless, under applicable law, the note could not have been presented for payment elsewhere; or

(C) presented the note more than 30 days after the date on which the payment in respect of the note first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts if it had presented the note for payment on any day within the period of 30 days;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of those taxes;

(3) any tax, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium or interest on, the note;

(4) any withholding, deduction, tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of a note or, if the note is a global note, the beneficial owner of a note to comply with our request addressed to the holder or beneficial owner, as the case may be,

(A) to provide information concerning the nationality, residence, identity or address of the holder or the beneficial owner, as the case may be, or

(B) to make any declaration or other similar claim or satisfy any information or reporting requirement,

which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of Australia or any political subdivision or authority thereof or therein having the power to tax as a precondition to exemption from all or part of the withholding, deduction, tax, assessment or other governmental charge; or

(5) any combination of items (1), (2), (3) and (4) above.

In addition, any amounts to be paid on the notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code (the “Code”) (known as “FATCA”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

Furthermore, no additional amounts will be paid with respect to any payment of, or in respect of, any principal of, or any premium or interest on, the notes to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would, under the laws of the Commonwealth of Australia or any political subdivision or authority thereof or therein having the power to tax, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of a note.

We will not be liable to pay additional amounts to any holder for any deduction or withholding on account of any duties or taxes where those duties or taxes are imposed or levied by or on behalf of the Commonwealth of Australia by virtue of the holder being our associate (as defined in Section 128F of the Income Tax Assessment Act 1936 (Australia)) or as a result of the holder being a party to or participating in a scheme to avoid the duties or taxes, being a scheme which we neither were party to nor participated in.

Any reference in this prospectus supplement to principal or interest in respect of the notes will also be deemed to refer to any additional amounts that may be payable in respect of those notes.

Currency Indexed Notes

Indexed notes may be issued that may provide that the principal amount payable at maturity or any premium or interest payable with respect to the notes will be determined by reference to the rate of exchange between the currency or currency unit in which the note is denominated and one or more other currencies or currency units. The indexed notes are referred to in this prospectus supplement and in any pricing supplements relating thereto as “currency indexed notes”. The particular terms of any currency indexed notes will be described in the applicable pricing supplement.

Book-Entry Notes

Upon issuance, all book-entry notes of like tenor and having the same issue date will be represented by a single permanent global note. Each global note representing book-entry notes will be deposited with, or on behalf of, DTC, as depositary, located in the Borough of Manhattan, The City of New York, and will be registered in the name of the depositary or a nominee of the depositary. Book-entry notes will not be transferable or exchangeable for definitive or certificated notes, except under the limited circumstances set forth below.

Ownership of beneficial interests in a global note representing book-entry notes will be limited to participants, which are persons that have accounts with the depositary or its nominee, or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in the global note will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global note. Ownership of beneficial interests in the global note by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within the participant will be effected only through, records maintained by that participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. The laws may impair the ability to transfer beneficial interests in the global note.

The depositary has advised us that upon the issuance of a global note representing book-entry notes, and the deposit of the global note with the depositary, the depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the book-entry notes represented by the global note to the accounts of participants. The accounts to be credited will be designated by the soliciting dealer or, to the extent that the book-entry notes are offered and sold directly, by us. The depositary will have no knowledge of the actual holder of beneficial interests in any global note and its records reflect only the identity of the participants to whose accounts book-entry notes are credited. The participants remain responsible for keeping account of their holdings on behalf of their customers.

So long as the depositary for a global note, or its nominee, is the registered holder of the global note, the depositary or the nominee, as the case may be, will be considered the sole holder of the notes represented by the global note for all purposes under the amended and restated fiscal agency agreement, the terms of the global note and the guarantee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have the notes represented by the global note registered in their names and will not receive or be entitled to receive physical delivery of the notes in definitive or certificated form and will not be considered the holders thereof under the amended and restated fiscal agency agreement, the terms of the global note and the guarantee. Accordingly, each person owning a beneficial interest in the global note must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant (and any intermediary in the chain between the participant and the person) through which the person owns its interest, to exercise any rights of a holder of notes under the amended and restated fiscal agency agreement or the terms of the global note or the guarantee.

The amended and restated fiscal agency agreement provides that the depositary may grant proxies and otherwise authorize participants to exercise any of your rights or to take any other actions which you are entitled to take under the amended and restated fiscal agency agreement, the terms of the global note or the guarantee. We understand that under existing industry practices, in the event we request any action by you or that an owner of a beneficial interest in a global note desires to exercise any of your rights or to take any action which you are entitled to exercise or take under the amended and restated fiscal agency agreement or the terms of the global note or the guarantee, the depositary would authorize the participants holding the relevant beneficial interests to exercise the rights or take the action, and the participants would authorize beneficial owners owning through the participants to exercise the rights or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of principal of any premium and interest on book-entry notes represented by any global note registered in the name of or held by the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner and holder of the global note. None of the fiscal agent, any of our agents or us will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to, or payments made on account of, beneficial ownership interests in a global note representing the book-entry notes or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests.

The depositary has advised us, the guarantor and the fiscal agent that its current practice is to credit the accounts of the participants with payments of principal or interest on the date payable in amounts proportionate to their respective holdings in principal amount of beneficial interests in the global notes as shown in the records of the depositary, unless the depositary has reason to believe that it will not receive payment on the date. Payments by participants to owners of beneficial interests in a global note held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the sole responsibility of the participants or indirect participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

Unless and until it is exchangeable in whole or in part for a note or notes in definitive form, no global note described above may be transferred, except as a whole by the depositary for the global note to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

A global note representing book-entry notes is exchangeable for definitive notes in registered form, of like tenor and of an equal aggregate principal amount, only if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for all global notes or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act,

•	we deliver to the fiscal agent a written notice executed by an authorized officer that all global notes shall be exchangeable, or

•	an event of default has occurred and is continuing with respect to the notes.

Any global note that is exchangeable pursuant to the preceding bullet points will be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate principal or face amount of the global note. The definitive notes will be registered in the name or names of the person or persons as the depositary instructs the fiscal agent. It is expected that the instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global note.

The depositary has also advised us as follows:

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds and provides servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that its participants deposit with the depositary. The depositary also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. The depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers (including certain dealers), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, for example, U.S. and non-U.S. securities brokers and dealers, banks, brokers, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC. See “Description of Securities and Guarantee—Global Securities” in the accompanying prospectus.

A further description of the depositary’s procedures with respect to the global notes and book-entry notes is set forth in the accompanying prospectus under “Description of Securities and Guarantee—Global Securities”. The depositary has confirmed to us that it intends to follow the procedures.

SPECIAL PROVISIONS AND ADDITIONAL RISKS RELATING TO FOREIGN CURRENCY NOTES

Unless otherwise indicated in the applicable pricing supplement, the notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on the notes will be made in U.S. dollars in the manner indicated in the accompanying prospectus and this prospectus supplement. If any of the notes are specified by us at the time of offering to be denominated in a currency or currency unit other than U.S. dollars, the following special provisions shall apply to supplement, and to the extent inconsistent therewith replace, the description of general terms and conditions of securities set forth under the heading “Description of Securities and Guarantee” in the accompanying prospectus and notes set forth above under the heading “Description of Notes and Guarantee”.

THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES THAT RESULT FROM THE NOTES BEING DENOMINATED IN A FOREIGN CURRENCY OR CURRENCY UNIT EITHER AS THE RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS THE RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES AND AS TO ANY MATTERS THAT MAY AFFECT THE PURCHASE OR HOLDING OF A FOREIGN CURRENCY NOTE OR THE RECEIPT OF PAYMENTS OF PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON A FOREIGN CURRENCY NOTE IN A SPECIFIED CURRENCY. FOREIGN CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

Unless otherwise indicated in the applicable pricing supplement, a foreign currency note will not be sold in, or to a resident of, the country of the specified currency in which the note is denominated. The information set forth in this prospectus supplement is directed to prospective purchasers of foreign currency notes who are United States residents and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and any premium and interest on foreign currency notes. You should consult your own legal advisors with regard to these matters.

Foreign currency notes are issuable only in fully registered form, without coupons. The authorized denominations of foreign currency notes will be indicated in the applicable pricing supplement. Notes issued with a maturity of less than one year will, if the proceeds of the issue are accepted in the United Kingdom, constitute deposits for the purposes of the prohibition on accepting deposits contained in section 19 of the FSMA unless they are issued to a limited class of professional investors and have a denomination of at least £100,000 or its equivalent, see “Selling Restrictions”.

Specific information pertaining to the specified currency in which a particular foreign currency note is denominated, including historical exchange rates and a description of the specified currency and any exchange controls, will be contained in the applicable pricing supplement.

Exchange Rates and Exchange Controls

An investment in foreign currency notes entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. These risks include, without limitation, the possibility of significant changes in rate of exchange between the U.S. dollar and the specified currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on economic and political events and the supply of and demand for the relevant currencies over which we have no control. Changes in exchange rates may also affect the amount and character of any payment for purposes of U.S. federal income taxation. See “Description of Securities and Guarantee—United States Federal Taxation” in the accompanying prospectus.

In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any foreign currency security.

Depreciation of the specified currency applicable to a foreign currency note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of the note, in the U.S. dollar-equivalent value of the principal repayable at maturity of the note and, generally, in the U.S. dollar-equivalent market value of the note.

Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a foreign currency note’s maturity. Even if there are not exchange controls, it is possible that the specified currency for any particular foreign currency note would not be available at the note’s maturity due to circumstances beyond our control.

The Australian dollar is convertible into U.S. dollars at freely floating rates, subject to the sanctions described below. The Autonomous Sanctions Regulations 2011 promulgated under the Autonomous Sanctions Act 2011 of Australia, the Charter of the United Nations Act 1945 of Australia, and other laws and regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism or money laundering.

The Australian Department of Foreign Affairs and Trade (“DFAT”) maintains a list of all persons and entities having a prescribed connection with terrorism and a list of all persons and entities that are subject to autonomous sanctions (which include economic sanctions) which are available to the public at DFAT’s website at http://www.dfat.gov.au/international-relations/security/sanctions/consolidated-list.

In addition and as of January 2020, DFAT has established the Australian Sanctions Office, which will oversee the administration of enquiries concerning Australian sanctions regimes and sanctions permits. Further information is available at https://www.dfat.gov.au/international-relations/security/sanctions.

Judgments

In the event an action based on foreign currency notes were commenced in a court of the United States, it is likely that the court would grant judgment relating to the notes only in U.S. dollars. It is not clear, however, whether, in granting the judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. If you hold foreign currency notes you would bear the risk of exchange rate fluctuation between the time the judgment is calculated and the time the fiscal agent converts the specified currency to U.S. dollars for payment of the judgment.

A state court in the State of New York rendering a judgment on a note denominated in a foreign currency would be required under Section 27 of the New York Judiciary Law to render the judgment in the specified currency, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Purchase of Foreign Currency Notes

Unless otherwise indicated in the applicable pricing supplement, purchasers are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies or currency units and vice versa, and banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States.

If requested:

•	on or prior to the fifth Market Day preceding the date of delivery of the notes, or

•	by the other day as determined by the dealer who presented the offer to purchase our notes to us,

the dealer will be prepared to arrange for the conversion of U.S. dollars into the specified currency to enable the purchasers to pay for the notes.

Each conversion will be made by the dealer on the terms and subject to the conditions, limitations and charges as the dealer may from time to time establish in accordance with its regular foreign exchange practices.

All costs of exchange will be paid by the purchasers of the foreign currency notes.

Payment of Principal and Any Premium and Interest On Foreign Currency Notes

Unless otherwise specified in the applicable pricing supplement, the principal of and any premium and interest on foreign currency notes is payable by us in the specified currency. Unless otherwise specified in the applicable pricing supplement, the exchange rate agent will convert all payments of principal of and any premium and interest on foreign currency notes to U.S. dollars. However, unless otherwise indicated in the applicable pricing supplement, if you hold a foreign currency note you may elect to receive the payments in the specified currency as described below.

Any U.S. dollar amount to be received by a holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the exchange rate agent as near as practicable to 11:00 A.M., New York City time, but not later than 2:00 P.M., New York City time, on the second Market Day with respect to the note preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer with the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all holders of the foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If the bid quotations are not available, or if a specified currency payment election has been made with respect to the payments, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the foreign currency note by deductions from the payments.

Unless otherwise specified in the applicable pricing supplement and subject to the conditions set forth under “Payment Currency” in this prospectus supplement, if you hold a foreign currency note you may elect to receive payment of the principal of and any premium and interest on the note in the specified currency by transmitting a written request for the payment to the fiscal agent at its corporate trust office in the Borough of Manhattan, The City of New York on or prior to the relevant Regular Record Date or at least sixteen days prior to maturity, as the case may be. The request may be in writing (mailed or hand delivered) or other form of facsimile transmission. If you hold a foreign currency note you may elect to receive payment in the specified currency for all principal and any premium and interest payments and need not file a separate election for each payment. The election will remain in effect until revoked by written notice to the fiscal agent, but written notice of any revocation must be received by the fiscal agent on or prior to the relevant Regular Record Date or at least sixteen days prior to maturity, as the case may be. Holders of foreign currency notes whose notes are to be held in the name of a broker or nominee should contact the broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

Unless otherwise specified in the applicable pricing supplement, a beneficial owner of book-entry notes denominated in a specified currency electing to receive payments of principal or any premium or interest in a currency other than U.S. dollars must notify the participant through which its interest is held on or prior to the applicable record date, in the case of a payment of interest, and on or prior to the sixteenth day prior to maturity, in the case of payment of principal and any premium or interest to be made at maturity, of the beneficial owner’s election to receive all or a portion of the payment in a specified currency. The participant must notify the depositary of the election on or prior to the third New York business day after the record date, in the case of a payment to be made other than at maturity, and twelve days prior to a payment to be made at maturity. The depositary will notify the paying agent of the election on or prior to the fifth New York business day after the record date, in the case of a payment to be made other than at maturity, and ten days prior to a payment to be made at maturity. If complete instructions are received by the participant and forwarded by the participant to the depositary, and by the depositary to the paying agent, on or prior to those dates, the beneficial owner will receive payments in the specified currency. If complete instructions are not received by the participant and forwarded by the participant to the depositary, and by the depositary to the paying agent, on or prior to those dates, the beneficial owner of book-entry notes will receive payments in U.S. dollars.

Unless otherwise specified in the applicable pricing supplement, principal of, and any premium and interest on, a foreign currency note paid in U.S. dollars will be paid in the manner specified in the accompanying prospectus and this prospectus supplement for interest on notes denominated in U.S. dollars. Payments of principal of or any premium or interest on foreign currency notes other than payments made at maturity paid in the specified currency will be paid by check mailed to the persons in whose name the foreign currency notes are registered at the close of business on the Regular Record Date next preceding the applicable interest payment date at the address of the person as shall appear in the security register unless that address is within the Commonwealth of Australia. All checks payable in a specified currency will be drawn on a bank office located outside the United States.

Payments of principal of and any premium and interest on foreign currency notes payable at maturity in U.S. dollars will be made in immediately available funds at the corporate trust office of the fiscal agent in the Borough of Manhattan, The City of New York, while the payments in specified currencies will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank office located in the country which issued the specified currency (unless the specified currency is in Australian dollars in which case the payment will be made to a bank office located outside the United States and the Commonwealth of Australia), as has been designated by you at least sixteen days prior to maturity, provided in each case that the note is presented to the paying agent in time for the paying agent to make the payments in the funds in accordance with its normal procedures.

Any payment of principal or any premium or interest required to be made on an interest payment date or at maturity or on the date fixed for redemption of a foreign currency note which is not a Market Day at any place of payment need not be made on that day, but may be made on the next succeeding Market Day with the same force and effect as if made on the interest payment date or maturity or on the date fixed for redemption, as the case may be, and no interest shall accrue for the period from and after the interest payment date or maturity or date fixed for redemption.

Payment Currency

If a specified currency is not available for the payment of principal or any premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control or the exchange rate agent is unable to convert the payments into the specified currency as provided in the preceding paragraph, then we will be entitled to satisfy our obligations to holders of foreign currency notes by making the payment in U.S. dollars on the basis of the Market Exchange Rate on the date of the payment, or if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

TAX CONSIDERATIONS

United States Tax Considerations

The following summary supplements the discussion under “Description of Securities and Guarantee—United States Federal Taxation” in the accompanying prospectus to which discussion reference is hereby made. In addition to the limitations set forth in that discussion, this summary does not address special tax accounting rules that could apply as a result of gross income with respect to notes being taken into account on an applicable financial statement under Section 451(b) of the Code.

Commercial paper rate notes, prime rate notes, federal funds effective rate notes, SOFR notes, Treasury rate notes, and Australian BBSW Rate notes generally will be treated as variable rate securities, provided that they satisfy the rules described in the discussion entitled “Description of the Securities and Guarantee—United States Federal Taxation—Original Issue Discount—Variable Rate Securities” in the accompanying prospectus.

The United States federal income tax treatment of any currency indexed notes will be described in the applicable pricing supplement.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year and not at the maximum 15% rate described under “Description of Securities and Guarantee – United States Federal Taxation” in the accompanying prospectus.

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% Medicare tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between US$125,000 and US$250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Owners of “specified foreign financial assets” with an aggregate value in excess of US$50,000 (and, in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the notes.

We may, without consent of the holders of the notes, be replaced as principal debtor under the notes by a successor statutory body which will assume all of the obligations of Queensland Treasury Corporation under the notes under certain circumstances. Such an assumption may in some circumstances be treated as a taxable exchange for United States federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state and local tax consequences of such an assumption.

We may in certain circumstances modify the base rate that applies to the notes to change the relevant reference rate to an alternative base rate (such change, a “base rate modification”). It is possible that a base rate modification will be treated as a taxable exchange for United States federal income tax purposes. U.S. Treasury Regulations describe circumstances under which a base rate modification (or related adjustments to the interest rate on the notes) would not be treated as a deemed exchange, provided certain conditions are met. United States holders should consult with their own tax advisers regarding the potential consequences of a base rate modification.

Special United States federal income tax considerations applicable to United States holders of notes, if different from the information set forth in the accompanying prospectus under “Description of Securities and Guarantee—United States Federal Taxation”, will be set forth in the applicable pricing supplement.

Taxation by the Commonwealth of Australia

The following is a summary of the treatment, under Australian taxation laws at the date of this prospectus supplement, of payments of interest on the notes and certain other matters. It is not exhaustive and, in particular, does not deal with the position of certain classes of holders of notes (such as dealers in securities, or persons holding their notes through Australia). It does not deal with the Australian tax treatment of indexed notes where the principal amount payable at maturity is determined by reference to an index or currency exchange rate; should we issue such indexed notes then the Australian taxation treatment of those notes will be addressed in the applicable pricing supplement. The following is a general guide and should be treated with appropriate caution. Holders of notes should obtain their own taxation advice regarding the taxation implications of investing in, or acquiring, the notes.

Interest Withholding Tax

Generally, interest on the notes (including amounts in the nature of interest, such as original issue discount, or premium on redemption) derived by a non-resident of Australia who does not derive the interest in carrying on business at or through a permanent establishment in Australia, or an Australian resident who derives the interest in carrying on a business at or through a permanent establishment outside Australia, is subject to interest withholding tax at the rate of ten percent unless an exemption applies, as discussed further below. Other than interest withholding tax, a person who is not a resident of Australia within the meaning of the Income Tax Assessment Act 1936 (Australia) and who does not derive the interest in carrying on business at or through a permanent establishment in Australia and who has acquired or acquires any of the notes will not incur or become liable for any Australian income tax on interest payable in respect of the notes. Special rules apply to the taxation of Australian residents who hold the notes in the course of carrying on business at or through a permanent establishment outside Australia (which vary depending on the country in which that permanent establishment is located).

Under the double taxation treaties between Australia and certain contracting states (including the United States, the United Kingdom, France, Switzerland, Germany, Iceland, Japan, South Africa, Norway, Finland and New Zealand), no Australian interest withholding tax will be payable on interest derived by an entity which is entitled to the benefit of that treaty where, in general terms, that entity is a government body of the relevant contracting state (including a body exercising governmental functions), a bank resident in the relevant contracting state performing central banking functions or a financial institution resident in the relevant contracting state which is unrelated to, and deals independently with, us. For these purposes, “financial institution” means a bank or other enterprise substantially deriving its profits by raising debt finance in the financial markets or by taking deposits at interest and using those funds in carrying on a business of providing finance. However, if the interest is derived by a financial institution as part of an arrangement involving back-to-back loans or similar, this exemption from Australian interest withholding tax will not apply.

In addition, the terms of issue and the procedures for the issue of the notes are intended to satisfy the conditions for exemption from interest withholding tax under Section 128F of the Income Tax Assessment Act 1936 (Australia), as amended.

Interest, or an amount in the nature of interest, paid by us, is exempt from Australian interest withholding tax under Section 128F if we remain an Australian resident company (which includes Australian State-based statutory authorities) both at the time we issue the relevant notes and at the time interest is paid in respect of the notes, and a “public offer” test is satisfied. The public offer test is satisfied if the notes are issued as a result of being offered for issue:

(a)	to at least 10 persons each of whom:

(i)    was carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and

(ii)    is not known, or suspected, by us to be an associate (as defined in section 128F) of any of the other persons covered by this paragraph; or

(b)

to at least 100 persons whom it is reasonable for us to regard as having acquired instruments similar to the notes in the past or being likely to acquire instruments similar to the notes in the future; or

(c)

as a result of being accepted for listing on a stock exchange, where we have previously entered into an agreement with a dealer, manager or underwriter in relation to the placement of the notes requiring us to seek a listing; or

(d)	as a result of negotiations being initiated publicly in electronic form, or in another form, that is used by financial markets for dealing in instruments similar to the notes; or

(e)

to a dealer, manager or underwriter in relation to the placement of notes who, under an agreement with us, offered the notes for sale within 30 days in a way covered by any of paragraphs (a) through (d) above.

In relation to the issue of a global security, the “public offer” test will be satisfied if the global security falls within the description of “global bond” in Section 128F(10). Broadly speaking, this will be the case if the following requirements are satisfied:

(i)	the global security describes itself as a global bond or a global note; and

(ii)	it is issued to a clearing house (as defined in Section 128F(9)) or to a person as trustee or agent for, or otherwise on behalf of, one or more clearing houses; and

(iii)	in connection with the issue of the global security, the clearing house or houses confer rights in relation to the global security on other persons and will record the existence of the rights; and

(iv)

before the issue of the global security, we or a dealer, manager or underwriter, in relation to the placement of notes on our behalf, announces that, as a result of the issue, those rights will be able to be created; and

(v)

the announcement is made in a way or ways covered by any of paragraphs (a) through (e) above (reading a reference in those paragraphs to “notes” as if it were a reference to the rights referred to in paragraph (iv) above and a reference to “us” as if it included a reference to the dealer, manager, or underwriter); and

(vi)

under the terms of the global security, interests in the global security are able to be surrendered, whether or not in particular circumstances, in exchange for other notes issued by us that are not themselves global securities.

The public offer test is not satisfied if at the time of the issue we know, or have reasonable grounds to suspect, that a note or an interest in a note was being, or would later be, acquired directly or indirectly by an Offshore Associate of ours other than one acting in the capacity of a dealer, manager, or underwriter in relation to the placement of the notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (within the meaning of the Corporations Act).

Accordingly, the notes should not be acquired by any of our Offshore Associates, subject to the exceptions referred to above.

Even if the public offer test is initially satisfied in respect of the notes, the exemption from interest withholding tax will not apply to particular payments of interest if, at the time interest is paid to the relevant person, we know or have reasonable grounds to suspect that such person is one of our Offshore Associates other than one receiving the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

An “Offshore Associate” is an associate (as defined in Section 128F) of ours that is either a non-resident of the Commonwealth of Australia which does not acquire the notes in carrying on a business at or through a permanent establishment in Australia or, alternatively, is a resident of Australia that acquires the notes in carrying on a business at or through a permanent establishment outside of Australia.

To reduce the risk that the public offer test will not be satisfied, we have identified our known associates and have requested that they do not acquire any of our securities which are issued outside Australia.

The Commissioner of Taxation of the Commonwealth of Australia has expressed the view that payments by an Australian resident guarantor to non-residents in relation to interest are themselves in the nature of interest and subject to Australian interest withholding tax. However, that expression of opinion has no binding effect on noteholders and, as a matter of law, it is unclear whether it is correct. Even if the Commissioner’s view prevailed, he has also expressed the view in Taxation Determination TD 1999/26 that the exemption from Australian interest withholding tax under Section 128F will extend to payments made by a guarantor to a holder, on behalf of an issuer, in respect of debentures (such as the notes) provided that the debentures are issued in a manner that satisfies the public offer test and which otherwise meets the requirements of Section 128F.

Income and Other Taxes

Under Australian law as currently in effect, a person who is a non-resident and who is holding their notes otherwise than through an Australian permanent establishment will not by reason only of that ownership incur or become liable for any Australian taxes or duties of whatsoever nature in respect of principal, interest or amounts in the nature of interest (including original issue discount, or premium, if any) other than as described above.

Under Australian law as currently in effect, no Australian income or other tax is payable on any profit on sale of the notes which are always held by non-residents outside of Australia except if the profit from the sale has a source in Australia. A profit arising on the sale of the notes by a non-Australian resident holder to another non-Australian resident where the notes are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia, should generally not be regarded as having an Australian source.

In the event that a profit from a sale of notes is prima facie assessable in Australia, if the vendor is a resident of a country with which Australia has a double taxation treaty, then depending on the circumstances of the case and the terms of the relevant treaty, relief from such Australian tax may be available under the treaty.

Australian holders of notes will be required to include any gain on disposal of the notes in their taxable income. Special rules apply to Australian residents who hold the notes in the course of carrying on business at or through a permanent establishment outside Australia (which vary depending on the country in which that permanent establishment is located).

ABN/TFN Withholding

Tax at the highest marginal income tax rate plus the Medicare Levy (currently 47%) may be deducted from payments on the notes if the immediate holder of the notes does not provide us with a tax file number (TFN), an Australian Business Number (ABN) (where applicable), or proof of a relevant exemption from quoting such numbers.

This deduction should not apply to payments to a holder of notes that is not a resident of Australia and is not holding its notes in the course of carrying on business at or through a permanent establishment in Australia.

Garnishee Notices

The Commissioner of Taxation may issue a notice requiring any person who owes, or who may later owe, money to a taxpayer who has a tax-related liability, to pay to him the money owed to the taxpayer. If we are served with such a notice in respect of a holder of notes, then we would be required to comply with that notice.

Taxation of Financial Arrangements

Specific rules concerning the taxation of financial arrangements (referred to as the “TOFA regime”) may apply to the notes, which may affect holders of notes who are subject to Australian income tax other than withholding tax. However, the TOFA regime does not contain any measures that would override the exemption from Australian interest withholding tax available under Section 128F in respect of interest payable on the notes.

Inheritance Taxes

Under Australian law as currently in effect, no Australian state or Federal estate duty or other inheritance taxes will be payable in respect of notes held at the date of death regardless of the holder’s domicile at the date of death.

Common Reporting Standard

The OECD Common Reporting Standard for Automatic Exchange of Financial Account Information (“CRS”) requires certain financial institutions to report information regarding certain accounts (which may include the notes) to their local tax authority and follow related due diligence procedures. Holders of notes may be requested to provide certain information and certifications to ensure compliance with the CRS. A jurisdiction that has signed the CRS Competent Authority Agreement may provide this information to other jurisdictions that have signed the CRS Competent Authority Agreement.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of (i) a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) an entity whose underlying assets include “plan assets” by reason of such a plan’s investment in the entity (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts (“IRAs”), “Keogh” plans and any other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, any dealers or any of our or their affiliates (collectively, the “Transaction Parties”) may be Parties in Interest with respect to a Plan. Where a Transaction Party is a Party in Interest with respect to a Plan, the purchase of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase of the notes. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition to the class exemptions listed above, there are statutory exemptions under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a Party in Interest with respect to such Plan solely by reason of providing services to the Plan (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction. Each of the above noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring the notes in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any of these or any other statutory or class exemptions will be available with respect to any particular transaction involving the notes.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Plan”) are not subject to these “prohibited transaction” rules of Section 406 of ERISA and Section 4975 of the Code, but may be subject to substantially similar federal, state, local or non-U.S. laws or regulations (“Similar Laws”).

In light of the foregoing, any purchaser or holder of notes (or any interest therein) will be deemed to have represented, warranted and agreed that either (1) it is not, and is not acting on behalf of (and for so long as it holds such notes or any interest therein will not be, and will not be acting on behalf of), any Plan or Non-ERISA Plan or (2) its acquisition, holding and disposition of such notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code or a violation of any Similar Laws.

Each purchaser and transferee that is, or is acting on behalf of, a Plan, will be further deemed to represent, warrant and agree that (i) none of the Transaction Parties or any of their respective affiliates has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Plan (“Plan Fiduciary”), has relied as a primary basis in connection with its decision to invest in the notes, and they are not otherwise undertaking to act as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan or the Plan Fiduciary in connection with the Plan’s acquisition of the notes and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the notes.

Each purchaser of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes (or any interest therein) does not violate the fiduciary or prohibited transaction rules of ERISA, Section 4975 of the Code or any Similar Laws. The sale of notes to any Plan or Non-ERISA Plan is in no respect a representation by the Transaction Parties that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Plans generally or any particular Plan or Non-ERISA Plan, or that such an investment is appropriate for Plans or Non-ERISA Plans generally or any particular Plan or Non-ERISA Plan.

Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Plan, or at purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

PLAN OF DISTRIBUTION OF NOTES

Under the terms of an amended and restated distribution agreement, dated as of December 12, 2008, the notes are offered on a continuing basis by us through the dealers, each of which has agreed to use its best efforts to solicit purchases of the notes. We may pay each dealer a fee or commission in connection with these sales. If so, the applicable fee or commission will be disclosed in the applicable pricing supplement. The amended and restated distribution agreement has been filed with the SEC as an exhibit to our registration statement No. 333-147600.

We will have the sole right to accept offers to purchase notes and may reject any offer, in whole or in part. Each dealer shall have the right, in its discretion reasonably exercised, without notice to us, to reject any offer to purchase notes received by it, in whole or in part.

Under the distribution agreement, we may also sell notes to any dealer or group of dealers, acting as principals, for resale to one or more investors in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined by the dealer at the time of sale based on prevailing market prices or otherwise. The applicable pricing supplement will state the net price paid for each note by the dealer or dealers and the initial public offering price or the manner in which the public offering price will be determined. Unless otherwise agreed between us and the relevant dealer, the public offering price for each note will be 100% of the principal amount. Any fee or discount received by the dealer will also be disclosed in the applicable pricing supplement.

The dealers may resell notes purchased by them as principal to other dealers for resale and, unless otherwise specified in the applicable pricing supplement, the discounts allowed to those other dealers will not exceed the discount, if any, to be received by the selling dealers from us. After the initial public offering of notes to be resold at a fixed public offering price, the public offering price, concession and discount may be changed by the dealers.

The dealers may offer notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. In those cases, the dealers may purchase the notes from us for no commission. In connection with the sale of the notes, the dealers may be deemed to have received compensation from us in the form of underwriting discounts.

The notes may not have an established trading market when issued. The dealers may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of, or the trading markets for, the notes.

In connection with an offering of notes purchased by one or more dealers as principal on a fixed price basis, the applicable dealer(s) may purchase and sell the notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of notes in excess of the principal amount of notes to be purchased by the dealers in the offerings, which creates a short position for the dealers. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If the dealers commence any of these transactions, they may discontinue them at any time. Any such stabilization activities must be conducted in accordance with applicable law.

Unless otherwise indicated in the applicable pricing supplement, payment of the purchase price of notes, other than foreign currency notes, will be required to be made in funds immediately available in The City of New York. With respect to payment of the purchase price of foreign currency notes, see “Special Provisions and Additional Risks Relating to Foreign Currency Notes—Purchase of Foreign Currency Notes” in this prospectus supplement.

The dealers may be deemed to be “underwriters” within the meaning of the Securities Act. We have agreed to indemnify the dealers against, and contribute toward, certain liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the dealers for certain expenses.

The dealers and certain of their affiliates may have performed certain investment banking and advisory services for us and our affiliates from time to time for which they may have received customary fees and expenses, and the dealers and their respective affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business. The dealers or certain of their affiliates may purchase notes and be allocated notes for asset management and/or proprietary purposes but not with a view to distribution.

The dealers and their respective affiliates (the “Dealer Groups”) are involved in a wide range of financial services and businesses including securities trading and brokerage activities and providing commercial and investment banking, investment management, corporate finance, credit and derivative, trading and research products and services, out of which conflicting interests or duties may arise. In the ordinary course of these activities, each Dealer Group may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of investors or any other party that may be involved in an offering of notes.

The dealers or their respective affiliates may purchase notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to notes and/or other securities issued by us or our subsidiaries or associates at the same time as the offer and sale of notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of notes).

In addition, certain of the dealers or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such dealers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The dealers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Each dealer has agreed, and each further dealer appointed by us, if any, will be required to agree, to comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this prospectus supplement and the accompanying prospectus. Each dealer has or will agree to obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries. Neither we, the guarantor nor any of the other dealers shall have responsibility for a dealer’s compliance with its agreements.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act) in relation to the notes has been, or will be, lodged with or registered by the Australian Securities and Investments Commission (“ASIC”). Each dealer has represented and agreed, and each further dealer appointed by us will be required to represent and agree with us, that it:

(a)    has not (directly or indirectly) offered, and will not offer for issue or sale and has not invited, and will not invite, applications for issue, or offers to purchase, the notes in, to or from Australia (including an offer or invitation which is received by a person in Australia); and

(b)    has not distributed or published, and will not distribute or publish, any information memorandum, advertisement or other offering material relating to the notes in Australia,

unless (1) the aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in other currencies, disregarding moneys lent by the offeror or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or Part 7.9 of the Corporations Act, (2) the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act, (3) such action complies with all applicable laws, regulations and directives and (4) such action does not require any document to be lodged with ASIC.

Each dealer has agreed to cooperate with us with a view to ensuring that the notes are offered for sale in such a manner which will allow payments of interest or amounts in the nature of interest on the notes to be exempt from Australian interest withholding tax under section 128F of the Income Tax Assessment Act 1936 (Australia), as amended.

United States

A dealer that is not registered as a broker-dealer in the United States may not offer or sell the notes in the United States, except in compliance with Rule 15a-6 under the Exchange Act, which requires, among other things, that a U.S. registered broker-dealer assume responsibility for certain aspects of such transactions. A dealer may use the services of an affiliate that is registered as a broker-dealer in the United States in complying with Rule 15a-6.

Public Offer Selling Restriction under the EU Prospectus Regulation

In relation to each Member State of the EEA, each dealer has represented and agreed, and each further dealer appointed by us will be required to represent and agree, that it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as completed by the pricing supplement in relation thereto to the public in that Member State, except that it may make an offer of such notes to the public in that Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;

(b) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation) subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(c) at any time in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of notes referred to in (a) to (c) above shall require us or any dealer to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision:

•

the expression an “offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes; and

•	the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Prohibition of sales to UK retail investors

Each dealer has represented and agreed, and each further dealer appointed by us will be required to represent and agree, that it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as completed by the pricing supplement in relation thereto to the public in the United Kingdom except that it may make an offer of such notes to the public in the United Kingdom:

(A)    at any time any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(B)    at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(C)    at any time in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of notes referred to in (A) to (C) above shall require us or any dealer to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision:

•

the expression an “offer of notes to the public” in relation to any notes means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes; and

•	the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Other regulatory restrictions

Each dealer has represented and agreed, and each further dealer appointed by us will be required to represent and agree, that:

(a) in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the guarantor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. Each dealer has represented and agreed, and each further dealer appointed by us will be required to represent and agree, that the notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the FinSA and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

Each dealer has represented and agreed, and each further dealer appointed by us will be required to represent and agree, that:

(a)    it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”)) other than (i) to “professional investors” as defined in the SFO and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO; and

(b)    it has not issued, or had in its possession for the purposes of issue and will not issue, or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly, each dealer has represented and agreed, and each further dealer appointed by us will be required to represent and agree, that, if it purchases the notes offered hereby, it will purchase the notes for its own account and that, in connection with the notes, it has not, directly or indirectly, offered, sold or delivered and will not, directly or indirectly, offer, sell or deliver any notes in Japan or to, or for the account or benefit of, a resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)) or to others for reoffering, resale or delivery, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in circumstances which will result in compliance with FIEA and other relevant laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore and the notes will be offered pursuant to exemptions under the Securities and Futures Act 2001 of Singapore (as modified or amended from time to time, the “Securities and Futures Act” or “SFA”). Each dealer has represented, warranted and agreed that, and each further dealer appointed under this program will be required to represent, warrant and agree that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA..

Notification under Section 309B(1)(c) of the SFA – In connection with Section 309B of the SFA and the CMP Regulations 2018, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), unless otherwise specified before an offer of notes, that all notes to be issued under this prospectus supplement are classified as prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of the Republic of China (“Taiwan”) and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires the registration, filing or approval of the Financial Supervisory Commission and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

VALIDITY OF NOTES AND GUARANTEE

The validity of the notes and the guarantee will be passed upon for us and the Treasurer on behalf of the Government of Queensland as to matters of the laws of the State of Queensland and the Commonwealth of Australia by the Crown Solicitor of Queensland and as to matters of the laws of the State of New York by Allen & Overy, counsel to the dealers. The opinions of the Crown Solicitor and Allen & Overy will be conditioned upon, and subject to, certain assumptions regarding, future action required to be taken by us and the fiscal agent in connection with the issuance and sale of any particular note, the specific terms of notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of the opinions. Allen & Overy has on occasion rendered legal services to the Government of Queensland and us.

GLOSSARY

Set forth below are definitions, or the locations elsewhere of definitions, of some of the terms used in this prospectus supplement.

“Adjustment Spread” means the adjustment, if any, determined by the Determining Person, after consulting with us, in its sole discretion, which is required in order to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from (i) us to the holders of the notes or (ii) the holders of the notes to us, in each case, that would otherwise arise as a result of the replacement made pursuant to the application of the Determining Person Nominated Replacement Index or the Alternative Post-Nominated Index. Any such adjustment may take account of, without limitation, any anticipated transfer of economic value as a result of any difference in the term structure or tenor of the Determining Person Nominated Replacement Index or the Alternative Post-Nominated Index by comparison to the Applicable Benchmark. The Adjustment Spread may be positive, negative or zero or determined pursuant to a formula or methodology.

“Administrator” as used in the definition of “Index Cessation Event”, means the Board of Governors of the Federal Reserve System for each of the commercial paper rate, the prime rate and the Treasury rate, and the New York Federal Reserve for the federal funds effective rate.

“Administrator/Benchmark Event” means the delivery of a notice by us to the holders of the notes specifying, and citing Publicly Available Information that reasonably confirms, an event or circumstance which has the effect that we or the calculation agent are not, or will not be, permitted under any applicable law or regulation to use the Applicable Benchmark to perform our or its obligations under the terms of the notes.

“Administrator/Benchmark Event Date” means, in respect of an Administrator/Benchmark Event, the date from which the Applicable Benchmark may no longer be used under any applicable law or regulation by us or the calculation agent or, if that date occurs before the original issue date of the notes, the original issue date.

“Alternative Post-Nominated Index” means, in respect of an Applicable Benchmark, any index, benchmark or other price source which is formally designated, nominated or recommended by: (i) any Relevant Governmental Body; or (ii) the Administrator or sponsor of the Applicable Benchmark, provided that such index, benchmark or other price source is substantially the same as the Applicable Benchmark, in each case, to replace the Applicable Benchmark. If a replacement is designated, nominated or recommended under both clauses (i) and (ii) above, then the replacement under clause (i) above shall be the “Alternative Post-Nominated Index”.

“Applicable Benchmark” means the commercial paper rate, the federal funds effective rate, the prime rate or the Treasury rate, as applicable.

“Benchmark” means, initially, SOFR or SOFR Index, as applicable; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or SOFR Index, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Determining Person, after consulting with us, of the Benchmark Replacement Date:

(a)

the sum of: (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (ii) the Benchmark Replacement Adjustment;

(b)	the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; or

(c)

the sum of: (i) the alternate rate of interest that has been selected by the Determining Person, after consulting with us, as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Determining Person, after consulting with us, as of the Benchmark Replacement Date:

(a)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(b)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(c)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Determining Person, after consulting with us, giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters (including changes to the fallback provisions)) that the Determining Person, after consulting with us, decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Determining Person, after consulting with us, decides that adoption of any portion of such market practice is not administratively feasible or if the Determining Person, after consulting with us, determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Determining Person, after consulting with us, determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(a)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(b)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“business day” means, for any note, unless otherwise specified in the applicable pricing supplement, a day that meets all the following applicable requirements:

•

for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York or Sydney, Australia generally are authorized or obligated by law, regulation or executive order to close; and

•

solely with respect to any payment or other action to be made or taken at any place of payment designated by us outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such place of payment generally are authorized or obligated by law, regulation or executive order to close.

“Cut-Off Date” means fifteen business days following the Administrator/Benchmark Effective Date. However, if more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-Nominated Index or a spread or methodology for calculating a spread and one or more of those Relevant Nominating Bodies does so on or after the day that is three business days before that date, then the Cut-Off Date will instead be the second business day following the date that, but for this sentence, would have been the Cut-Off Date.

“Determining Person” means the issuer, an affiliate of the issuer, the calculation agent or an independent financial institution appointed by the issuer.

“Determining Person Alternative Rate Determination” means that the Determining Person, after consulting with us, shall determine a commercially reasonable alternative for the Applicable Benchmark, taking into account all available information that in good faith the Determining Person considers relevant including a rate implemented by central counterparties and/or futures exchanges (if any), in each case with trading volumes in derivatives or futures referencing the Applicable Benchmark that the Determining Person considers sufficient for that rate to be a representative alternative rate.

“Determining Person Nominated Replacement Index” means, in respect of an Applicable Benchmark, the index, benchmark or other price source that the Determining Person, after consulting with us, determines to be a commercially reasonable alternative for the Applicable Benchmark.

“H.15” means “Selected Interest Rates (Daily) – H.15”, or any successor publication as published daily by the Board of Governors of the Federal Reserve System at https://www.federalreserve.gov/releases/h15/, or any successor site or publication.

“Index Cessation Effective Date” means, with respect to one or more Index Cessation Events, the first date on which the Applicable Benchmark would ordinarily have been published or provided and is no longer published or provided.

“Index Cessation Event” means, with respect to an Applicable Benchmark, (a) a public statement or publication of information by or on behalf of the Administrator of the Applicable Benchmark announcing that it has ceased or will cease to provide the Applicable Benchmark permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider, as applicable, that will continue to provide the Applicable Benchmark; or (b) a public statement or publication of information by the regulatory supervisor for the Administrator of the Applicable Benchmark, the central bank for the currency of the Applicable Benchmark, an insolvency official with jurisdiction over the Administrator for the Applicable Benchmark, a resolution authority with jurisdiction over the Administrator for the Applicable Benchmark or a court or an entity with similar insolvency or resolution authority over the Administrator for the Applicable Benchmark, which states that the Administrator of the Applicable Benchmark has ceased or will cease to provide the Applicable Benchmark permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Benchmark.

“Index Maturity” means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as indicated in the applicable pricing supplement.

“Initial Interest Rate” means the rate at which floating rate note will bear interest from its date of issue to the first interest reset date, as indicated in the applicable pricing supplement.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Market Day” means

•	with respect to any note other than a foreign currency note or currency indexed note, any day that is a business day in The City of New York,

•

with respect to foreign currency notes only (other than foreign currency notes that are currency indexed notes or denominated in Euros), any New York business day that is also a business day in the capital city of the country of the specified currency or, with respect to foreign currency notes denominated in Euros, any New York business day that is also designated as a Euro settlement day by the ECU Banking Association in Paris or otherwise generally regarded in the Euro interbank market as a day in which payments in Euro are made or, with respect to foreign currency notes denominated in Australian dollars, Melbourne, and

•	with respect to currency indexed notes, a day described as a “Market Day” under the heading “Description of Notes and Guarantee—Currency Indexed Notes”.

“Market Exchange Rate” for any specified currency means the noon buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by the Federal Reserve Bank of New York.

“New York business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

“New York Federal Reserve” means the Federal Reserve Bank of New York.

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor website of the New York Federal Reserve or the website of any successor administrator of SOFR.

“Publicly Available Information” means, in respect of an Administrator/Benchmark Event, one or both of the following: (a) information received from or published by (i) the Administrator or sponsor of the Applicable Benchmark or (ii) any national, regional or other supervisory or regulatory authority which is responsible for supervising the Administrator or sponsor of the Applicable Benchmark or regulating the Applicable Benchmark. However, where any information of the type described in (i) or (ii) is not publicly available, it shall only constitute Publicly Available Information if it can be made public without violating any law, regulation, agreement, understanding or other restriction regarding the confidentiality of that information; or (b) information published in a Specified Public Source (regardless of whether the reader or user thereof pays a fee to obtain that information).

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is SOFR, the SOFR Determination Time, (ii) if the Benchmark is SOFR Index, the SOFR Index Determination Date, and (iii) if the Benchmark is neither SOFR nor SOFR Index, the time determined by the Determining Person, after consulting with us, after giving effect to the Benchmark Replacement Conforming Changes.

“Refinitiv Page FEDFUNDS1” means the display on the Refinitiv Eikon Service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on that service for the purpose of displaying such a rate.

“Refinitiv Page BBSW” means the display designated as page “BBSW” on the Refinitiv Eikon Service or any other page as may replace the BBSW page on that service for the purpose of displaying bank bill rates of major Australian financial institutions.

“Refinitiv Page US AUCTION10” means the display on the Refinitiv Eikon Service, or any successor service, on the “USAUCTION10” page, or any replacement page or pages on that service for the purpose of displaying such a rate.

“Refinitiv Page US AUCTION11” means the display on the Refinitiv Eikon Service, or any successor service, on the “US AUCTION11” page, or any replacement page or pages on that service for the purpose of displaying such a rate.

“Refinitiv Page US Prime 1” means the display designated as page “US Prime 1” on the Refinitiv Eikon Service or any other page as may replace the US Prime 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

“Regular Record Date” means, in respect of any interest payment date, the eighth day (whether or not a Market Date) next preceding the interest payment date, unless otherwise specified in the applicable pricing supplement.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the New York Federal Reserve, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the New York Federal Reserve or any successor thereto.

“SOFR” means, with respect to any U.S. Government Securities Business Day:

(a)

the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day as published by the New York Federal Reserve, as the administrator of such rate (or a successor administrator), on the New York Federal Reserve’s Website (or such successor administrator’s website) on or about 3:00 P.M., New York City time, on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(b)

if the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day does not appear as specified in clause (a) above, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate in respect of the first preceding U.S. Government Securities Business Day for which such rate was published on the New York Federal Reserve’s Website (or such successor administrator’s website); or

(c)	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement.

“SOFR-DELAY-COMPOUND” means, with respect to any Interest Accrual Period, the rate of return of a daily compounded interest investment calculated by the calculation agent on each Interest Payment Determination Date, as follows:

where:

•	“d” means the number of calendar days in the relevant Interest Accrual Period;

•	“d0”, for any Interest Accrual Period, means the number of U.S. Government Securities Business Days in the relevant Interest Accrual Period;

•

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Interest Accrual Period;

•

“Interest Accrual Period” means each quarterly period, or such other period as specified in the applicable pricing supplement, from, and including, an Interest Accrual Period End Date (or, in the case of the first Interest Accrual Period, the issue date) to, but excluding, the next Interest Accrual Period End Date (or, in the case of the final Interest Accrual Period, the maturity date or, if we elect to redeem the Notes on any earlier redemption date, the redemption date);

•

“Interest Accrual Period End Dates” means the dates specified in the applicable pricing supplement, ending on the maturity date or, if we elect to redeem the Notes on any earlier redemption date, the redemption date;

•

“Interest Payment Date” means the second Business Day, or such other Business Day as specified in the applicable pricing supplement, following each Interest Accrual Period End Date; provided that the Interest Payment Date with respect to the final Interest Accrual Period will be the maturity date or, if we elect to redeem the Notes on any earlier redemption date, the redemption date;

•

“Interest Payment Determination Date” means the Interest Accrual Period End Date at the end of each Interest Accrual Period; provided that the Interest Payment Determination Date with respect to the final Interest Accrual Period will be the SOFR Rate Cut-Off Date;

•

“ni”, for any U.S. Government Securities Business Day “i” in the relevant Interest Accrual Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

•

“SOFRi” means, for any U.S. Government Securities Business Day “i” in the relevant Interest Accrual Period, SOFR in respect of that day “i”; provided that, for purposes of calculating compounded SOFR with respect to the final Interest Accrual Period, the level of SOFR for each U.S. Government Securities Business Day in the period from and including the SOFR Rate Cut-Off Date to, but excluding, the maturity date or any earlier redemption date, as applicable, shall be the level of SOFR in respect of such SOFR Rate Cut-Off Date.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(a)

the value as published by the New York Federal Reserve, as the administrator of such index (or a successor administrator), on the New York Federal Reserve’s Website (or such successor administrator’s website) on or about 5:00 P.M., New York City time, on such U.S. Government Securities Business Day; or

(b)

if such value in respect of such U.S. Government Securities Business Day does not appear as specified in clause (a) above, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, SOFR-INDEX-COMPOUND shall be the rate determined pursuant to the SOFR Index Unavailable Provision; or

(c)	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement.

“SOFR Index Unavailable Provision” means if a SOFR IndexStart or SOFR IndexEnd is not published on the associated SOFR Index Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR Index, SOFR-INDEX-COMPOUND means, for the applicable interest period for which SOFR Index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for “SOFR Averages”, and definitions required for such formula, published on the New York Federal Reserve’s Website. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the New York Federal Reserve’s Website.

“SOFR-INDEX-COMPOUND” means, with respect to any interest period, the rate calculated by the calculation agent on each SOFR Index Determination Date, as follows:

where:

•	“dc” means the number of calendar days from and including the SOFR IndexStart date to but excluding the SOFR IndexEnd date;

•	“p” means in relation to any interest period, the number of U.S. Government Securities Business Days specified in the applicable pricing supplement;

•

“SOFR IndexEnd” means the SOFR Index value on the day which is “p” U.S. Government Securities Business days preceding the interest payment date relating to the relevant interest period (each, a “SOFR Index Determination Date”); and

•	“SOFR IndexStart” means the SOFR Index value on the day which is “p” U.S. Government Securities Business days preceding the first date of the relevant interest period.

“SOFR-LOOKBACK-COMPOUND” means, with respect to any interest period, the rate of return of a daily compounded interest investment calculated by the calculation agent on each Interest Determination Date, as follows:

where:

•	“d” means the number of calendar days in the relevant interest period;

•	“d0”, for any interest period, means the number of U.S. Government Securities Business Days in the relevant interest period;

•

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant interest period;

•	“Interest Determination Date” means, in respect of each interest period, the date “p” U.S. Government Securities Business Days before each interest payment date;

•

“ni” for any U.S. Government Securities Business Day “i” in the relevant interest period means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”);

•	“p” means the number of U.S. Government Securities Business Days specified in the applicable pricing supplement; and

•

“SOFRi-pUSGSBD” means, for any U.S. Government Securities Business Day “i” in the relevant interest period, the SOFR in respect of the U.S. Government Securities Business Day falling “p” U.S. Government Securities Business Days prior to that day “i”.

“SOFR-LOCKOUT-COMPOUND” means, with respect to any interest period, the rate of return of a daily compounded interest investment calculated by the calculation agent on each SOFR Rate Cut-Off Date, as follows:

where:

•	“d” means the number of calendar days in the relevant interest period;

•	“d0”, for any interest period, means the number of U.S. Government Securities Business Days in the relevant interest period;

•

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant interest period;

•

“ni” for any U.S. Government Securities Business Day “i” in the relevant interest period means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”);

•

“SOFRi” means, for any U.S. Government Securities Business Day “i” that is a SOFR Interest Reset Date, SOFR in respect of such SOFR Interest Reset Date, provided, however, that the SOFR with respect to each SOFR Interest Reset Date in the period from and including, the SOFR Rate Cut-Off Date to, but excluding, the corresponding interest payment date of an interest period, will be the SOFR with respect to the SOFR Rate Cut-Off Date for such interest period; and

•	“SOFR Interest Reset Date” means each U.S. Government Securities Business Day in the relevant interest period.

“SOFR Rate Cut-Off Date” means the date that is the second U.S. Government Securities Business Day prior to the interest payment date in respect of the relevant interest period or such other date specified in the applicable pricing supplement.

“SOFR-SHIFT-COMPOUND” means, with respect to any interest period, the rate of return of a daily compounded interest investment calculated by the calculation agent on each Interest Determination Date, as follows:

where:

•	“d” means the number of calendar days in the relevant Observation Period;

•	“d0”, for any Observation Period, means the number of U.S. Government Securities Business Days in the relevant Observation Period;

•

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

•	“Interest Determination Date” means, in respect of each interest period, the date “p” U.S. Government Securities Business Days before each interest payment date;

•

“ni” for any U.S. Government Securities Business Day “i” in the relevant Observation Period means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”);

•	“SOFRi” means, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, SOFR in respect of that day “i”;

•

“Observation Period” means, in respect of each interest period, the period from, and including, the date “p” U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date “p” U.S. Government Securities Business Days preceding the interest payment date for such interest period; and

•	“p” means the number of U.S. Government Securities Business Days specified in the applicable pricing supplement.

“Specified Public Source” means each of Bloomberg, Refinitiv, Dow Jones Newswires, The Wall Street Journal, The New York Times, the Financial Times and, in each case, any successor publications, the main source(s) of business news in the country in which the Administrator or the sponsor of the Applicable Benchmark is incorporated or organized and any other internationally recognized published or electronically displayed news sources.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” or “USGSBD” means any day except for a Saturday, Sunday or a day on which Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

PROSPECTUS

US$7,471,000,000

Queensland Treasury Corporation

Debt Securities

Guaranteed by

The Treasurer on behalf of

The Government of Queensland

We may from time to time offer our unsecured debt securities consisting of notes, bonds, debentures, inscribed stock or other evidences of indebtedness in the United States with an aggregate principal amount of up to US$7,471,000,000. The securities will be offered as separate issues in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a prospectus supplement or prospectus supplements.

The terms of the securities, including, where applicable, whether the Commonwealth Guarantee (as defined below under “Description of the Commonwealth Guarantee”) applies, the specific designation, aggregate principal amount, currency of denomination and payment (which may include composite currencies such as the Euro), denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, terms for redemption or exchange at our option or the holder, procedures relating to the transfer of ownership of the securities, terms for sinking fund payment or analogous provisions, the initial public offering price, the names of and the amounts to be purchased by any underwriters or agents, the compensation of any underwriters or agents, the other specific terms in connection with the offering and sale of each issue of the securities in respect of which this prospectus is being delivered and information relating to developments subsequent to the date of this prospectus, will be set forth in a prospectus supplement or prospectus supplements relating to the issue of securities.

The securities may be sold directly by us in the United States at an aggregate initial offering price of not more than US$7,471,000,000 or, if applicable, the equivalent thereof in any other currency, currencies or currency units, through agents designated from time to time or to or through underwriters or dealers. Please see “Plan of Distribution” for a discussion regarding our distribution arrangements. If any of our agents or any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, we will provide the names of the agents or underwriters and any applicable commissions or discounts in a prospectus supplement. The net proceeds we receive from the sale also will be set forth in a prospectus supplement.

The securities may be issued in registered form or bearer form with coupons attached or both. In addition, all or a portion of the securities of a series may be issuable in temporary or permanent global form. Securities in bearer form are offered only to non-United States persons and to offices located outside the United States and its possessions of certain United States financial institutions.

The distribution of this prospectus and the prospectus supplement and the offer and delivery of the securities is not permitted in, or to any residents of, the Commonwealth of Australia (the “Commonwealth”). For further discussion regarding restrictions on sales of securities please see “Description of Securities and Guarantee—Selling Restrictions”.

For a discussion of certain United States federal income tax consequences to holders of the securities, see “Description of Securities and Guarantee—United States Federal Taxation”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is December 10, 2009.

The delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time after its date and the information contained in this prospectus is qualified in its entirety by the supplementary information contained in the applicable prospectus supplement relating to a particular issue of securities.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any documents we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

The SEC allows us to “incorporate by reference” the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the annual report on Form 18-K for us and the Government of Queensland for the fiscal year ended June 30, 2009 and any future reports and amendments filed with the SEC under Sections 13(c) and 15(d) of the United States Securities Exchange Act of 1934. Our Form 18-K and amendments on Form 18-K/A contain, among other information, our most recently published annual report and consolidated financial statements and our most recently published interim financial statements, from time to time.

QUEENSLAND TREASURY CORPORATION

In 1982 the Queensland Government established the Queensland Government Development Authority as a corporation sole constituted by the Under Treasurer pursuant to the Statutory Bodies Financial Arrangements Act 1982 to act as a central borrowing authority for the State. The powers of that statutory body were expanded in 1988 and the name changed to Queensland Treasury Corporation (“Corporation”) pursuant to the Queensland Treasury Corporation Act 1988 (the “Act”).

Under section 10 of the Act, the Corporation established the Queensland Treasury Corporation Capital Markets Board (the “Board”) to determine and implement ongoing strategies for capital market operations.

Under the Act, the Corporation has as its statutory objectives:

(a)	to act as a financial institution for the benefit of and the provision of financial resources and services to statutory bodies and the State;

(b)	to enhance the financial position of the Corporation, other statutory bodies and the State; and

(c)	to enter into and perform financial and other arrangements that in the opinion of the Corporation have as their objective:

(i)	the advancement of the financial interests of the State;

(ii)	the development of the State or any part thereof; or

(iii)	the benefit of persons or classes of persons resident in or having or likely to have an association with Queensland.

In furtherance of these objectives, the Act also provides that the Corporation has the following functions:

(a)	to borrow, raise or otherwise obtain financial accommodation in Australia or elsewhere;

(b)	to advance money or otherwise make financial accommodation available;

(c)	to act as a central borrowing and capital raising authority for the statutory bodies of the State;

(d)	to act as agent for statutory bodies in negotiating, entering into and performing financial arrangements;

(e)	to provide a medium for the investment of funds of the Treasurer, statutory bodies or any other persons; and

(f)	to manage or cause to be managed the Corporation’s financial rights and obligations.

As at June 30, 2009, the Corporation had a total of $88.988 billion in assets and $93.290 billion in liabilities compared to $49.915 billion in assets and $49.623 billion in liabilities at June 30, 2008.

QUEENSLAND

The State of Queensland (the “State” or “Queensland”) has the second largest land area of the six Australian States and the largest habitable area. It occupies the northeastern quarter of Australia, covering 1.7 million square kilometres, stretching from the subtropical and densely populated southeast to the tropical, sparsely populated Cape York Peninsula in the north. The State’s geography and climate are suitable for the production of a wide variety of agricultural products, the most important being meat, grains, sugar and wool. In addition, the State has extensive deposits of minerals (including large reserves of coal and one of the world’s largest known bauxite deposits), a diverse industrial base, well-developed ports and transportation systems and an educated workforce. A land transportation network of approximately 10,000 kilometers of railway lines and 182,000 kilometers of roads supports the development of the State’s resources.

Queensland is the third most populous State in Australia with a population of roughly 4.38 million persons, or 20.1% of Australia’s population as at the end of March 2009. Approximately two-thirds of Queensland’s population lives in the Brisbane, Gold Coast and Sunshine Coast regions in the south-eastern corner of the State, an area with mild climate and a developed industrial base. The remainder of the State’s population is spread quite widely, making Queensland’s population the most dispersed of the Australian States.

Brisbane, the capital of Queensland, with its surrounding metropolitan area has approximately 1.95 million residents. There are nine other population centres in Queensland with over 50,000 residents.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities to finance the activities of the State of Queensland and its statutory bodies.

DEBT RECORD

Neither we, nor any predecessor, nor the Treasurer on behalf of the Government of Queensland has ever defaulted on the payment of principal of, or premium, if any, or interest on any security issued by it.

DESCRIPTION OF SECURITIES AND GUARANTEE

The following is a brief summary of the terms and conditions of the securities, the guarantee and the fiscal agency agreement or agreements pursuant to which our securities, other than our domestic A$ bonds (which, for purposes of the Act and other purposes, have been and are identified as “Inscribed Stock”) will be issued. Copies of the forms of securities and the form of fiscal agency agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part.

Below is a summary of the material provisions of the terms and conditions of the securities. For more complete information, you should read the exhibits to the registration statement. Information provided in this summary may be varied if we state so in a prospectus supplement.

General

The securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the securities offered thereby:

•	the designation and aggregate principal amount and any limitation on the principal amount and authorized denominations;

•	the currency or currencies or composite currency unit of denomination and payment;

•	the percentage of their principal amount at which the securities will be issued;

•	the maturity date or dates;

•	the interest rate or rates, if any, which may be fixed or variable, and the manner in which the rate or rates will be determined;

•	the interest payment dates, if any, and the dates from which interest accrues;

•	any optional or mandatory redemption or exchange terms, including with respect to our domestic A$ bonds, or repurchase or sinking fund provisions;

•	whether the offered securities will be in bearer form with interest coupons, if any, or in registered form, or both;

•

whether any of the securities are to be issuable initially in temporary global form and whether any of the securities are to be issuable in permanent global form, the authorized denominations of securities in each form, and restrictions on the exchange of one form for another;

•

any securities exchange or exchanges to which an application for listing of the securities has been or may be made and the extent to or the manner in which any interest payable on the global security representing the securities will be paid;

•	paying agents, at whose offices payments of principal and any premium or interest will be made;

•	procedures relating to the transfer of ownership of the securities;

•	if the amounts of the payment of principal of and any premium or interest on the securities may be determined by reference to an index, the manner in which the amounts may be determined; and

•	any other specific provisions.

We have appointed fiscal agents in connection with the securities, other than our domestic A$ bonds, whose duties will be governed by the relevant fiscal agency agreement. We may replace the fiscal agent and may appoint different fiscal agents for different series of securities. We may maintain deposit accounts and conduct other banking and financial transactions with the fiscal agent. A register for the registration and transfer of securities, other than our domestic A$ bonds, will be kept by the fiscal agent in The City of New York. The fiscal agent is our agent, is not a trustee for you and does not have the same responsibilities or duties to act for you as would a trustee.

Securities may be issued as discounted securities, which means that they bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount or may have payments denominated in or determined by reference to a currency other than United States dollars. We may issue securities which may be redeemed and exchanged at the option of the holder thereof for our domestic A$ bonds or which are transferable as our domestic A$ bonds pursuant to settlement procedures which will be described in a prospectus supplement relating to the securities. Reference is made to the applicable prospectus supplement for the terms of the exchange.

Payments

Principal of, and any premium or interest on, the securities will be payable at the place or places and in the currency or currencies or composite currency, such as the Euro, as we designate and set forth in the applicable prospectus supplement. Subject to the procedure relating to global securities described below, and unless otherwise provided in the applicable prospectus supplement, the principal of the securities in registered form, other than our domestic A$ bonds, will be payable at the corporate trust office of the fiscal agent in The City of

New York or by transfer to a dollar account maintained by the payee with a bank in The City of New York, and the principal of any securities in bearer form will be payable by check at the offices or agencies of the fiscal agent or other paying agent outside the United States as we may designate from time to time or by transfer to a dollar account maintained by the payee with a bank outside of the United States.

Subject to the procedure relating to global securities described below, interest, if any, on registered securities will be paid, unless otherwise provided in the applicable prospectus supplement, by check mailed to the persons in whose names securities are registered at the close of business on the record dates designated in the applicable prospectus supplement at each person’s address appearing on the register of securities or by transfer to a dollar account maintained by the payee with a bank in The City of New York.

Interest on any bearer securities will be payable by check or by transfer to a dollar account maintained by the payee with a bank outside of the United States upon surrender of any applicable coupon at the offices or agencies of the fiscal agent or any other paying agent outside of the United States as we may designate from time to time. No payment of interest on bearer securities will be made at the corporate trust office of the fiscal agent or any other office in the United States, nor will any payment be made by mail to an address in the United States or by transfer to an account maintained by a holder with a bank in the United States. If payments in respect of United States dollar denominated bearer securities at the offices outside of the United States are illegal or effectively precluded because of the imposition of exchange controls or similar restrictions on the payment or receipt of the amounts in dollars, we may instruct that the payments be made at an office or agency located in the United States. If bearer securities are issued, we will designate the offices of at least one paying agent outside of the United States as the location at which interest on the bearer securities will be paid.

Unless otherwise provided in the applicable prospectus supplement, interest on our domestic A$ bonds will be paid by a check mailed to the person in whose name the domestic A$ bonds are registered at the close of business on the record dates designated in the applicable prospectus supplement at the person’s address appearing on the register for our domestic A$ bonds that we maintain at the address specified in the applicable prospectus supplement. Our domestic A$ bonds will not be issued in bearer form. Unless otherwise provided in the applicable prospectus supplement, the principal of our domestic A$ bonds will be payable by check posted directly to the person in whose name the domestic A$ bonds are registered on the register at the close of business on the maturity date of the domestic A$ bonds set forth in the applicable prospectus supplement at the person’s address appearing on the register.

Transfer and Exchange

Unless otherwise provided in the applicable prospectus supplement, the securities, other than our domestic A$ bonds, may be presented for transfer or exchange, other than for the exchange of securities for domestic A$ bonds, at the corporate trust office of the fiscal agent in New York City, subject to the limitations set forth in the fiscal agency agreement. Upon surrender for exchange or transfer of any security, the fiscal agent shall authenticate and deliver in exchange for the security, a security or securities of the appropriate form and denomination and of an equal principal amount. No service charge will be imposed upon the holder of a security in connection with exchanges for securities of a different denomination or for transfers thereof, but the fiscal agent may charge the party requesting any transfer, exchange or registration of the securities a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with the transfer, exchange or registration.

We, the fiscal agent and any of our other agents may treat the person in whose name any security is registered as the owner of the security for all purposes. The procedures for exchange of the exchangeable securities for our domestic A$ bonds and for transfer of transferable securities and of domestic A$ bonds will be described in the applicable prospectus supplement.

Status of the Securities

The securities constitute our direct, unconditional and unsecured obligations, the full faith and credit of which will be pledged for the payment and performance of the securities. At the time of issuance the securities will rank in parity with all of our other direct and general obligations for borrowed money without any preference granted by us one above the other by reason of priority of date of issue, currency of payment or otherwise.

Limitations on Issuance of Securities in Bearer Form

In compliance with United States federal tax laws and regulations, bearer securities (including securities in temporary or permanent global form that are either bearer securities or exchangeable for bearer securities) may not be offered or sold during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) within the United States or to United States persons (each as defined below) other than to an office located outside the United States of a United States financial institution (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv)), purchasing for its own account or for resale or for the account of certain customers, that provides a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended and the United States Treasury Regulations thereunder, or to certain other persons described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(1)(iii)(B).

Moreover, these bearer securities may not be delivered in connection with their sale during the restricted period within the United States or its possessions. Any distributor (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(4)) participating in the offering of bearer securities must covenant that it will not offer or sell during the restricted period any bearer securities within the United States or its possessions or to United States persons (other than the persons described above), it will not deliver in connection with the sale of bearer securities during the restricted period any bearer securities within the United States or its possessions, and it has in effect procedures reasonably designed to ensure that its employees and agents who are directly engaged in selling the bearer securities are aware of the restrictions described above.

No bearer security may be delivered, nor may interest be paid on any bearer security, until the beneficial owner of the bearer security furnishes a written certificate to the effect that the bearer security:

•	is owned by a person that is not a United States person,

•

is owned by a United States person that is a foreign branch of a United States financial institution purchasing for its own account or for resale, or is owned by a United States person who acquired the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through such financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the bearer security to it within a reasonable time stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the United States Treasury Regulations thereunder, or

•	is owned by a financial institution that purchased the bearer security for resale during the restricted period.

A financial institution described in the third point of the preceding sentence (whether or not also described in the first two points) must certify that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. In the case of a bearer security in permanent global form, that certification must be given in connection with notation of a beneficial owner’s interest therein. The bearer securities and the coupons will bear a legend which includes the following language: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code”.

As used herein, “United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source and a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. “United States” means the United States of America (including the States and the District of Columbia), and “possessions” of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

Global Securities

The securities may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of, a depositary identified in the prospectus supplement relating to the securities. Unless and until it is exchangeable in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement, if any, with respect to a series of securities will be described in the prospectus supplement relating to that series. Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to all depositary arrangements relating to the securities.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for that global security or its nominee, also known as participants, or persons that may hold interests through participants. These accounts shall be designated by the underwriters or agents with respect to the securities underwritten or solicited by them. We will obtain confirmation from the depositary that upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the securities represented by the global security. The depositary will have no knowledge of the actual holder of beneficial interests in any global security and its records reflect only the identity of the participants to whose accounts book-entry notes are credited. The participants remain responsible for keeping account of their holdings on behalf of their customers. Ownership of beneficial interests in that global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary (with respect to interests of participants) and on the records of participants with respect to interests of persons held through participants.

The laws of some states of the United States may require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and the laws may impair the ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the fiscal agency agreement and the terms of the global security. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the securities represented by that global security registered in their names and will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders under the fiscal agency agreement and the terms of the global security and the guarantee. Accordingly, each person owning a beneficial interest in that global security must rely on the procedures of the depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the fiscal agency agreement or the terms of the global security or the guarantee. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in that global security desires to give or take any action which a holder is entitled to give or take under the fiscal agency agreement or the terms of the global security, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of principal of, and premium and interest, if any, on securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the securities. None of us, the fiscal agent and the paying agent or any of our other agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We will obtain confirmation from the depositary that upon receipt of any payment of principal of, or premium or interest on, a global security denominated in United States dollars, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amounts of the global security as shown on the records of the depositary. Payments by participants to owners of beneficial interests in that global security held through the participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name”.

In the case of a global security denominated in, or interest with respect to which is payable in, a foreign currency, the payment procedures will be described in the applicable prospectus supplement. Payments in United States dollars will be made in accordance with the preceding paragraph.

If the depositary for any securities represented by a global security notifies us that it is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Act and a successor depositary is not appointed by us within ninety days after receiving that notice or becoming aware that the depositary is no longer so registered, we will issue the securities in definitive form upon registration of transfer of, or in exchange for, the global security. We may also at any time and in our sole discretion determine not to have the securities represented by one or more global securities and, in that event, will issue securities in definitive form in exchange for all of the global securities representing the securities. In addition, securities represented by one or more global securities which are by their terms exchangeable for another class of securities shall be transferable to the extent necessary to permit the exchange. If applicable, the procedures for effecting any exchange will be described in the applicable prospectus supplement.

Taxation by the Commonwealth of Australia

Interest Withholding Tax

Generally, interest paid by us to a non-resident of Australia, who does not derive the interest in carrying on business at or through a permanent establishment in Australia, is subject to interest withholding tax at the rate of ten percent.

Under the double taxation treaties between Australia and certain contracting states (including the United States, the United Kingdom, Japan, South Africa, Norway and Finland), no Australian interest withholding tax will be payable on interest derived by an entity which is entitled to the benefit of that treaty where, in general terms, that entity is a government body of the relevant contracting state (including a body exercising governmental functions), a bank resident I the relevant contracting state performing central banking functions or a financial institution resident in the relevant contracting state which is unrelated to, and deals independently with, us. For these purposes, “financial institution” means a bank or other enterprise substantially deriving its profits by raising debt finance in the financial markets or by taking deposits at interest and using those funds in carrying on a business of providing finance. However, if the interest is derived as part of an arrangement involving back-to-back loans, Australian interest withholding tax will still be payable. From January 1, 2010, the class of relevant contracting states will include France.

A person who is not a resident of the Commonwealth of Australia within the meaning of the Income Tax Assessment Act 1936 (Australia) and who does not derive the interest in carrying on business at or through a permanent establishment in Australia and who has acquired or acquires any of the securities will not incur or become liable for any Australian income tax (other than interest withholding tax) on interest, or amounts in the nature of interest, payable in respect of the securities. The terms of issue and the procedures for the issue of the securities are intended to satisfy the conditions for exemption from interest withholding tax under Section 128F of the Income Tax Assessment Act 1936 (Australia), as amended.

Interest, or an amount in the nature of interest, paid by us is exempt from Australian withholding tax under Section 128F if a “public offer” test is satisfied. The public offer test is satisfied if the debt securities are issued as a result of being offered for issue:

(a) to at least 10 persons each of whom:

(i) was carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and

(ii) is not known, or suspected, by us to be an associate (as defined in Section 128F) of any of the other nine such persons; or

(b) to at least 100 persons whom it is reasonable for us to regard as having acquired instruments similar to the debt securities in the past or being likely to acquire instruments similar to the debt securities in the future; or

(c) as a result of being accepted for listing on a stock exchange outside Australia, where we have entered into an agreement with a dealer, manager or underwriter in relation to the placement of the debt securities requiring us to seek such a listing; or

(d) as a result of negotiations being initiated publicly in electronic form, or in another form, that is used by financial markets for dealing in instruments similar to the debt securities; or

(e) to a dealer, manager or underwriter in relation to the placement of debt securities who, under an agreement with us, offered the debt securities for sale within 30 days in a way covered by any of paragraphs (a) to (d) above.

In relation to the issue of a global security, the “public offer” test will be satisfied if the global security falls within the description of “global bond” in Section 128F(10). Broadly speaking, this will be the case if the following requirements are satisfied:

(i) the global security describes itself as a global bond or a global note; and

(ii) it is issued to a clearing house (as defined in Section 128F(9)) or to a person as trustee or agent for, or otherwise on behalf of, one or more clearing houses; and

(iii) in connection with the issue of the global security, the clearing house or houses confer rights in relation to the global security on other persons and will record the existence of the rights; and

(iv) before the issue of the global security, we, or a dealer, manager or underwriter, in relation to the placement of debt securities on our behalf, announces that, as a result of the issue, those rights will be able to be created; and

(v) the announcement is made in a way or ways covered by any of paragraphs (a) to (e) above (reading a reference in those paragraphs to “debt securities” as if it were a reference to the rights referred to in paragraph (iv) above and a reference to “us” as if it included a reference to the dealer, manager, or underwriter); and

(vi) under the terms of the global security, interests in the global security are able to be surrendered, whether or not in particular circumstances, in exchange for other debt securities issued by us that are not themselves global securities.

The public offer test is not satisfied if at the time of the issue we know, or have reasonable grounds to suspect, that the debt security or an interest in the debt security was being, or would later be, acquired directly or indirectly by an Offshore Associate of ours other than one acting in the capacity of a dealer, manager, or underwriter in relation to the placement of the debt securities or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (within the meaning of the Corporations Act 2001 (Australia)). Nor will the exemption from interest withholding tax apply if, at the time of the payment of interest to a person, we know or have reasonable grounds to suspect that the holder concerned is one of our Offshore Associates other than one receiving the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme without losing the benefit of the exemption from interest withholding tax. An “Offshore Associate” is an associate (as defined in Section 128F) of ours that is either a non-resident of the Commonwealth of Australia which does not acquire the securities in carrying on a business at or through a permanent establishment in Australia or, alternatively, is a resident of Australia that acquires the securities in carrying on a business at or through a permanent establishment outside of Australia.

To reduce the risk that the public offer test will not be satisfied we have identified our known associates and have requested that they do not acquire any of our securities which are issued outside Australia.

Payment of Additional Amounts in Certain Circumstances

All payments by us of or in respect of, principal of, and any premium and interest on, the securities, except for the domestic A$ bonds, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision or authority thereof or therein having power to tax, unless the withholding or deduction of the taxes, duties, assessments or governmental charges is required by law. In that event, we or, as the case may be, the guarantor will pay the additional amounts as may be necessary in order that the net amounts receivable by you after the withholding or deduction (and after deduction of any additional taxes, duties, assessments or governmental charges payable in respect of such additional amounts) shall equal the respective amounts of principal and interest which would have been receivable in respect of the securities, in the absence of the withholding or deduction. However, no additional amounts will be so payable for or on account of:

(1) any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that the holder:

(A) was a resident, domiciled in or a national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or otherwise had some connection with Australia other than the mere ownership of, or receipt of payment under, the security;

(B) presented a security for payment in Australia, unless, under applicable law, the security could not have been presented for payment elsewhere; or

(C) presented the security more than 30 days after the date on which the payment in respect of the security first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts if it had presented the security for payment on any day within the period of 30 days;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such taxes;

(3) any tax, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium or interest on, the security;

(4) any withholding, deduction, tax, assessment or other governmental charge which is imposed or withheld by reason of the failure by the holder of a security or, if the security is a global security, the beneficial owner of a security to comply with our request addressed to the holder or beneficial owner, as the case may be,

(A) to provide information concerning the nationality, residence, identity or address of the holder or the beneficial owner, as the case may be; or

(B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of Australia or any political subdivision or authority thereof or therein having the power to tax as a precondition to exemption from all or part of the withholding, deduction, tax, assessment or other governmental charge; or

(5) any combination of items (1), (2), (3) and (4) above.

Furthermore, no additional amounts will be paid with respect to any payment of, or in respect of, the principal of, or any premium or interest on, the securities to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would, under the laws of the Commonwealth of Australia or any political subdivision or authority thereof or therein having the power to tax, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of a security.

We will not be liable to pay additional amounts to any holder for any deduction or withholding on account of any duties or taxes where those duties or taxes are imposed or levied by or on behalf of the Commonwealth of Australia by virtue of the holder being our associate (as defined in Section 128F of the Income Tax Assessment Act 1936 (Australia)) or as a result of the holder being a party to or participating in a scheme to avoid the duties or taxes, being a scheme which we neither were party to nor participated in.

We are not obliged to “gross up”, nor make any additional payments to, a holder of domestic A$ bonds in respect of any withholding.

Any reference herein to principal or interest in respect of the securities will also be deemed to refer to any additional amounts which may be payable in respect of those securities.

Income and Other Taxes

Under Australian law as currently in effect, a person who is a non-resident and who is a holder of securities or domestic A$ bonds will not by reason only of that ownership incur or become liable for any Australian taxes or duties of whatsoever nature in respect of principal of or (except as described in “Interest Withholding Tax” above, noting the exemption from that tax afforded by Section 128F where its requirements are complied with) interest, or amounts in the nature of interest (including original issue discount, or premium, if any), in respect of, the securities or domestic A$ bonds, provided that no such interest, amount in the nature of interest, or premium is derived in carrying on business through a permanent establishment in Australia.

Under Australian law as currently in effect, no Australian income or other tax is payable on any profit on sale of the securities or domestic A$ bonds which are held by non-residents except if the securities or the domestic A$ bonds, as the case may be, are purchased with the intention of deriving that profit by resale, or the securities or domestic A$ bonds, as the case may be, are trading stock of the vendor or if an ordinary incident of the vendor’s business is the sale of securities for a profit and, in any case, the profit from the sale has a source in Australia. The profit will generally only have a source in Australia if the business is conducted in Australia, if the securities or domestic A$ bonds, as the case may be, are sold in Australia or the securities or domestic A$ bonds, as the case may be, are physically held in Australia.

Notwithstanding that a profit from a sale of securities or domestic A$ bonds is prima facie assessable in Australia in the circumstances referred to above, if the vendor is a resident of a country with which Australia has a double taxation agreement, then depending on the circumstances of the case and the terms of the relevant treaty, relief from Australian tax may nevertheless be available under the treaty.

Taxation of Financial Arrangements

The Australian Government has enacted a new regime for the taxation of financial arrangements (referred to as “TOFA”) which can affect the taxation of financial instruments. The new TOFA regime will apply to certain financial arrangements, such as the securities, acquired on or after July 1, 2010 (or July 1, 2009, at the taxpayer’s election). Taxpayers may elect for the new TOFA regime to apply to all financial arrangements held by them on July 1, 2010 (or July 1, 2009 if an election has been made to adopt that earlier commencement date). In the absence of such election, the existing law governing the taxation of financial arrangements will continue to apply to securities acquired before the applicable commencement date. The existing law governing the taxation of financial arrangements will also continue to apply to securities held by taxpayers that are not subject to the TOFA regime because they do not meet certain threshold requirements. In any case, the TOFA regime does not contain any measures that would override the exemption from Australian interest withholding tax available under Section 128F in respect of interest payable on the securities. Nor will the TOFA regime apply to a holder of securities who is a non-resident of Australia and who has not held those securities in the course of carrying on a trade or business through a permanent establishment within Australia and where any gains, other than interest payable on the securities, realized by that holder in respect of those securities do not otherwise have an Australian source.

Inheritance Taxes

Under Australian law as currently in effect, no Australian state or Federal estate duty or other inheritance taxes will be payable in respect of securities or domestic A$ bonds held at the date of death regardless of the holder’s domicile at the date of death.

Australian Selling Restrictions

No prospectus in relation to the securities has been lodged with or registered by the Australian Securities and Investments Commission. Each Dealer has or will severally represent and agree with us that in connection with the distribution of the securities:

•	in Australia, it will comply with the laws of Australia; and

•

in connection with the distribution or sale of the securities generally, it will not offer or sell the securities to any person that the employees of the Dealer acting in connection with the offer or sale know or have reasonable grounds to suspect is one of our Offshore Associates other than one acting in the capacity of a dealer, manager, or underwriter in relation to the placement of the securities or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (within the meaning of the Corporations Act 2001 (Australia)).

Each Dealer has agreed to cooperate with us with a view to ensuring that securities are offered for sale in such a manner which will allow payments of interest or amounts in the nature of interest on the securities to be exempt from Australian withholding tax under section 128F of the Income Tax Assessment Act 1936 (Australia), as amended.

Australian Exchange Control Restrictions

The written approval of the Australian Minister for Foreign Affairs is required for transactions involving the control or ownership of assets by persons or entities linked to terrorist activities and identified by the United Nations and the Commonwealth of Australia under the Charter of the United Nations (Anti-terrorism—Persons and Entities) List, as published from time to time in the Commonwealth Government Gazette. This includes individuals or entities linked with the former Iraqi regime, Al Qa’ida, Jemaah Islamiyah, the Taliban, Usama bin Laden and other terrorist organizations. Transactions involving persons published in the Gazette without the permission of the Minister are a criminal offence.

Transactions involving individuals associated with the regime of former President of Yugoslavia Slobodan Milosevic and certain ministers and senior officials of the Government of Zimbabwe and senior management of state-owned enterprises of Zimbabwe, certain entities and individuals associated with the Democratic People’s Republic of Korea, the Burmese regime or Iran are prohibited under the Banking (Foreign Exchange) Regulations 1959 (Cth). The Reserve Bank of Australia publishes changes to prohibited parties and variations in the restrictions on those parties from time to time in the Commonwealth Government Gazette.

United States Federal Taxation

This section describes the material United States federal income tax consequences of owning the securities we are offering. It is of the opinion of Sullivan & Cromwell, counsel to the Corporation. It applies to you only if you are a United States holder (as defined below) and you own your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns securities as part of a straddle or conversion transaction for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement or pricing supplement. This section is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Payments of Interest

Except as described below in the case of interest on a discount security that is not qualified stated interest (each as defined below under “Description of Securities and Guarantee—United States Federal Taxation—Original Issue Discount—General”), you will be taxed on any interest on your security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a “foreign currency”) as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes.

You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive it. You may be entitled to deduct or credit this tax, subject to applicable limits. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in their situation. You will also be required to include in income as interest any additional amounts paid with respect to withholding tax on your securities, including withholding tax on payments of such additional amounts.

Interest paid by us on the securities and original issue discount, if any, accrued with respect to the securities (as described below under “Description of Securities and Guarantee—United States Federal Taxation—Original Issue Discount—General”) will be income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder, and will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you own at the beginning of the first taxable year to which the election applies and to all debt instruments that you thereafter acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your security denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a security, other than a security with a term of one year or less (a “short-term security”), it will be treated as issued at an original issue discount (a “discount security”) if the amount by which the security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. All three terms are defined below. Generally, a security’s issue price will be the first price at which a substantial amount of securities included in the issue of which the security is a part are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A security’s stated redemption price at maturity is the total of all payments provided by the security that are not payments of qualified stated interest. Generally, an interest payment on a security is qualified stated interest if it is one of a series of stated interest payments on a security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the security. There are special rules for variable rate securities that we discuss below under “Description of Securities and Guarantee—United States Federal Taxation—Original Issue Discount—Variable Rate Securities”.

In general, your security is not a discount security if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity (the “de minimis amount”). Your security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the security, unless you make the election described below under “Election to Treat All Interest as Original Issue Discount”. You can determine the amount to be included with respect to each such payment by multiplying the total amount of your security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the security.

Inclusion of Original Issue Discount in Income. Generally, if your discount security matures more than one year from its date of issue, you must include the original issue discount (“OID”) in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your discount security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount security for each day during the taxable year or portion of the taxable year that you own your discount security (“accrued OID”). You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount security and you may vary the length of each accrual period over the term of your discount security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount security’s adjusted issue price at the beginning of the accrual period by your security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your security allocable to the accrual period.

You must determine the discount security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your security (other than any payment of qualified stated interest), and

•	your security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your security after the purchase date but is greater than the amount of your security’s adjusted issue price (as determined above under “Description of Securities and Guarantee—United States Federal Taxation—Original Issue Discount—General”), the excess is acquisition premium. If you do not make the election described below under “Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by an amount equal to:

•	the excess of your adjusted basis in the security immediately after purchase over the adjusted issue price of your security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on your security after the purchase date over your security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election can be made to decrease the issue price of your security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your security is to be made within one year of your security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your security.

Securities Subject to Contingencies Including Optional Redemption. Your security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement or pricing supplement.

Notwithstanding the general rules for determining yield and maturity, if your security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your security, and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your security for the purposes of those calculations by using any date on which your security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your security by treating your security as having been retired and reissued on the date of the change in circumstances for an amount equal to your security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your security using the constant-yield method described above under the heading “Description of Securities and Guarantee—United States Federal Taxation—Original Issue Discount—Inclusion of Original Issue Discount in Income”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “Securities Purchased at a Premium”) or acquisition premium.

If you make this election for your security, then, when you apply the constant-yield method:

•	the issue price of your security will equal your cost,

•	the issue date of your security will be the date you acquired it, and

•	no payments on your security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the security for which you make it; however, if the security has amortizable bond premium, you will be deemed to have elected to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you own as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount security, you will be treated as having made the election discussed below under “Description of Securities and Guarantee—United States Federal Taxation—Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a security or the deemed elections with respect to amortizable bond premium or market discount securities without the consent of the Internal Revenue Service.

Variable Rate Securities. Your security will be a “variable rate security” if:

•	your security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

•	15 percent of the total noncontingent principal payments; and

•	your security provides for stated interest (compounded or paid at least annually) only at:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your security is denominated or

•	the rate is equal to such a rate multiplied by either:

•	a fixed multiple that is greater than 0.65 but not more than 1.35 or

•	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate and

•

the value of the rate on any date during the term of your security is set no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

•

If your security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the security, the qualified floating rates together constitute a single qualified floating rate.

•

Your security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the security or are not reasonably expected to significantly affect the yield on the security.

•	Your security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•

the value of the rate on any date during the term of your security is set no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

Your security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your security will also have a single qualified floating rate or an objective rate if interest on your security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on your security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for your security.

If your variable rate security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate, other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate security,

•	constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above),

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your security.

If your variable rate security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate security will be treated, for purposes of the first three steps of the determination, as if your security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Securities. In general, if you are an individual or other cash basis United States holder of a short-term security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term security will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term securities, you will be required to defer deductions for interest on borrowings allocable to your short-term securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term security, including stated interest, in your short-term security’s stated redemption price at maturity.

Foreign Currency Discount Securities. If your discount security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “Description of Securities and Guarantee—United States Federal Taxation—Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your security.

Market Discount

You will be treated as if you purchased your security, other than a short-term security, at a market discount and your security will be a market discount security if:

•	you purchase your security for less than its issue price (as determined above under “Description of Securities and Guarantee—United States Federal Taxation—Original Issue Discount—General”) and

•

your security’s stated redemption price at maturity or, in the case of a discount security, the security’s revised issue price, exceeds the price you paid for your security by at least 1⁄4 of 1 percent of your security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the security’s maturity.

To determine the revised issue price of your security for these purposes, you generally add any OID that has accrued on your security to its issue price.

If your security’s stated redemption price at maturity or, in the case of a discount security, its revised issue price, does not exceed the price you paid for the security by 1⁄4 of 1 percent multiplied by the number of complete years to the security’s maturity, the excess constitutes de minimis market discount, and the rules that we discuss below are not applicable to you.

If you recognize gain on the maturity or disposition of your market discount security, you must treat it as ordinary income to the extent of the accrued market discount on your security. Alternatively, you may elect to include market discount in income currently over the life of your security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service.

You will accrue market discount on your market discount security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you elect to accrue market discount using a constant-yield method, it will apply only to the security with respect to which it is made and you may not revoke it.

If you own a market discount security and do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your security in an amount not exceeding the accrued market discount on your security until the maturity or disposition of your security.

Securities Purchased at a Premium

If you purchase your security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your security by the amount of amortizable bond premium allocable, based on your security’s yield to maturity, to that year. If your security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments (other than debt instruments, the interest on which is excludible from gross income) that you own at the beginning of the first taxable year to which the election applies, and to all debt instruments that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Description of Securities and Guarantee—United States Federal Taxation—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Securities

Your tax basis in your security will generally be the U.S. dollar cost (as defined below) of your security, adjusted by:

•	adding any OID or market discount, and de minimis original issue discount previously included in income with respect to your security, and then

•

subtracting the amount of any payments on your security that are not qualified stated interest payments (except for payments in respect of de minimis market discount) and the amount of any amortizable bond premium applied to reduce interest on your security.

If you purchase your security with foreign currency, the U.S. dollar cost of your security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your security. If your security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the security is disposed of or retired, except that in the case of a security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your security, except to the extent:

•	described above under “Short-Term Securities” or “Market Discount”,

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your security or on the sale or retirement of your security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Securities

The applicable prospectus supplement or pricing supplement will discuss any special United States federal income tax rules with respect to securities the payments on which are determined by reference to any index and other securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of securities.

Backup Withholding and Information Reporting

In general, information reporting requirements, on Internal Revenue Service Form 1099, will apply to all payments of principal, any premium and interest, the accrual of OID on a discount security, and the proceeds of the sale of security before maturity within the United States (and certain payments outside the United States), with respect to non-corporate United States holders. Additionally, backup withholding will generally apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or, in certain circumstances, you fail to comply with applicable certification requirements.

Redemption

General

If the securities of a series, other than our domestic A$ bonds, provide for mandatory redemption by us or redemption at our election, unless otherwise provided in the applicable prospectus supplement, that redemption shall be on not less than ten nor more than 45 days’ notice and, in the event of redemption in part, the securities to be redeemed will be selected by the fiscal agent in such manner as it shall deem fair and appropriate.

Unless all the securities of a series to be redeemed are registered securities, notice of redemption will be published prior to the redemption date in a daily newspaper printed in the English language and of general circulation in The City of New York, or as otherwise provided in the applicable prospectus supplement. Additionally, notice of that redemption will be mailed to holders of registered securities of the series to their last addresses as they appear on the register of the securities of that series.

For Taxation

Should we, on the occasion of the next payment in respect of the securities, other than our domestic A$ bonds, be obliged to pay any additional amounts as are referred to in “Taxation by the Commonwealth of Australia” above, we may, at our option, on the giving of not less than 30 nor more than 60 days’ notice to you, redeem the securities as a whole at a redemption price of 100% of the principal amount thereof with the accrued interest to the date fixed for redemption or that other redemption price as set forth in the applicable prospectus supplement.

Acceleration of Maturity

In the event of default in the payment of principal of or interest on any of the securities, other than our domestic A$ bonds, and the continuance of that default for a period of 30 days, or of default for 90 days after written notice by a holder of any securities to us at the office of the fiscal agent in the Borough of Manhattan, The City of New York, of a default in the performance of any other material covenant contained in the securities, each security will become due and payable at the option of the holder of that security upon written demand to us at the office of the fiscal agent, unless prior to the receipt of the written demand by the fiscal agent all defaults shall have been cured. No periodic evidence is required to be furnished by us to the fiscal agent as to the absence of defaults. Any provisions for the acceleration of maturity of the domestic A$ bonds will be set forth in the applicable prospectus supplement.

Modification

We may modify any of the terms or provisions contained in the securities, other than our domestic A$ bonds, of the same series in any way with the written consent of the holders of not less than 66 2⁄3% in principal amount of the securities of the same series at the time outstanding, provided that

•

if any of the modifications would change the terms of payment of the principal of, or any interest or premium on, any securities of the same series or affect the rights of holders of less than all the securities of the same series at the time outstanding, the consent of all holders of the securities of the same series is required and

•	if any modification would reduce the aforesaid percentage needed for authorization of the modification, the consent of all holders of the outstanding securities of the same series is required.

Guarantee of the Treasurer on Behalf of the Government of Queensland

By one or more Deeds of Guarantee (referred to herein collectively as the “guarantee”), given pursuant to Section 33 of the Act, the Treasurer of Queensland, on behalf of the Government of Queensland, will guarantee the payment of principal of, and any interest or premium on, the securities. The guarantee is a direct and unconditional obligation of the Government of Queensland, payable out of the Consolidated Fund, and will rank in parity with all of its other unsecured obligations. Our domestic A$ bonds (Inscribed Stock) are statutorily guaranteed as to payment of principal and interest pursuant to Section 32 of the Act.

Jurisdiction, Consent to Service and Enforceability

Unless otherwise specified in the applicable prospectus supplement, we and the Government of Queensland will appoint the fiscal agent, whose address in New York City will be set forth in the prospectus supplement, as the authorized agent upon whom process may be served in any action based on the securities which may be instituted in any state or federal court in The City or the State of New York by the holder of any security. That appointment shall be irrevocable until all amounts in respect of the principal and interest due and to become due on or in respect of all the securities have been paid, except that if, for any reason, the agent ceases to act as our or the Government of Queensland’s authorized agent, we or the Government of Queensland, as the case may be, will appoint another person in New York as its authorized agent. We and the Government of Queensland will expressly accept the jurisdiction of any such court in respect of the action. We and the Government of Queensland will irrevocably waive to the extent permitted by law any immunity from the jurisdiction of any such court (but not from execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action based upon the securities or the guarantee.

We and the Government of Queensland are also subject to suit in competent courts in Queensland and will irrevocably waive any immunity from the jurisdiction of any such court in any action based upon the securities or the guarantee.

Governing Law

The fiscal agency agreement, the guarantee and the securities are governed by, and interpreted in accordance with, the laws of the State of New York, except that all matters governing our domestic A$ bonds and authorization and execution by us or the Government of Queensland and any statutory guarantee on behalf of the Government of Queensland relating to any securities are governed by the laws of Queensland.

DESCRIPTION OF THE COMMONWEALTH GUARANTEE

By the Deed of Guarantee in Respect of the Australian Government Guarantee of State and Territory Borrowing dated July 24, 2009 (the “Commonwealth Guarantee”) executed by the Commonwealth of Australia in connection with the Australian Government Guarantee of State and Territory Borrowing Scheme Rules (the “Scheme Rules”), the Commonwealth will guarantee obligations of the Government of Queensland under the guarantee, provided that the Commonwealth Guarantee will only apply to obligations of the Government of Queensland for which the Commonwealth has issued an Eligibility Certificate (as defined in the Scheme Rules). Whether obligations of the Government of Queensland in connection with a specific issuance have the benefit of the Commonwealth Guarantee will be specified in the applicable pricing supplement. A description of the Commonwealth, the Commonwealth Guarantee and the Scheme Rules is in the Commonwealth’s base prospectus filed under the Commonwealth’s Registration Statement No. 333-163307.

PLAN OF DISTRIBUTION

We may sell securities

•	through underwriters or dealers,

•	directly, or

•	through agents.

Each prospectus supplement with respect to the securities we are offering will set forth the terms of the offering of the securities, including the name or names of any underwriters or agents, the price of the securities and the net proceeds to us from the sale, any underwriting discounts or other items constituting underwriters’ compensation, and discounts or concessions allowed or re-allowed or paid to dealers and any securities exchange on which the securities may be listed.

If underwriters are used in the sale, securities will be acquired by the underwriters for their own account and may be resold from time to time by them in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by one or more investment banking firms or others, as designated in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or through agents we designate from time to time. Any agent involved in the offer or sale of securities will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment and will not be acquiring the securities for its own account.

Bearer securities are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a U.S. person except in certain transactions permitted by U.S. tax regulations.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the prospectus supplement plus accrued interest, if any, pursuant to delayed delivery contracts providing for payment and delivery on a date or dates stated in the prospectus supplement. If arranged by underwriters, each contract will be entered into on or prior to the date of delivery to the underwriters of the securities to be purchased by them. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to contracts shall not be less or more than, the respective amounts stated in the prospectus supplement. Institutions with which contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by us. Contracts will not be subject to any conditions except that:

•

the purchase by an institution of securities covered by its contract will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject and

•	if the purchase is arranged by underwriters, the sale to underwriters of securities to be purchased by them pursuant to the applicable underwriting agreement will have been completed.

The underwriters and any other persons will not have any responsibility in respect of the validity or performance of the contracts. The principal amount of securities to be purchased by each underwriter will be reduced by the portion of the securities contracted to be sold pursuant to contracts allocated to the underwriter as provided in the agreement among underwriters relating to those securities.

Agents and underwriters may be entitled under agreement entered into with us to indemnification by us against certain civil liabilities, including liabilities under the United States Securities Act of 1933, or to contribution with respect to payment which the agents or underwriters may be required to make in respect thereof. Agents and underwriters in the ordinary course of business may engage in transactions with or perform services for us.

VALIDITY OF SECURITIES AND GUARANTEE

The validity of the securities and the guarantee will be passed upon for us and the Treasurer on behalf of the Government of Queensland as to matters of the laws of the State of Queensland and the Commonwealth of Australia by the Crown Solicitor of Queensland, and as to matters of the laws of the State of New York, by Sullivan & Cromwell, counsel to the dealers. The opinions of the Crown Solicitor and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by us and the fiscal agent in connection with the issuance and sale of any particular security, the specific terms of securities and other matters which may affect the validity of securities but which cannot be ascertained on the date of the opinions. Sullivan & Cromwell has on occasion rendered legal services to us and the Government of Queensland.

EXPERTS AND PUBLIC OFFICIAL DOCUMENTS

Information included herein which is designated as being taken from a publication of Queensland or Australia or an agency or instrumentality of either, is included herein on the authority of the publication as a public official document.

Our financial statements and those of the General Government of Queensland as at and for various periods and included or incorporated into this prospectus, have been examined by the Auditor-General of Queensland, as set forth in the Auditor General’s Reports appearing elsewhere and incorporated herein and are included with the Auditor General’s consent and in reliance upon the Auditor General’s authority as an expert in accounting and auditing.

All other statements included in this prospectus, any prospectus supplement and the Form 18-K relating to us or Queensland have been reviewed by Mr. Gerard Bradley, Under Treasurer of the State of Queensland, and are included herein or therein on his authority.

AUTHORIZED AGENT IN THE UNITED STATES

The authorized agent for us and Queensland in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

FURTHER INFORMATION

If you require further information about us, our business address is:

Queensland Treasury Corporation

Level 14,

61 Mary Street

Brisbane, Queensland 4000

Australia

Telephone: (617) 3842-4600

A registration statement relating to the securities and the guarantee, which is on file with the SEC, contains further information.

US$10,000,000,000

Queensland Treasury Corporation

Medium–Term Notes

Series A

Guaranteed by

The Treasurer on behalf of

The Government of Queensland

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